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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CEDAR FAIR, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

One Cedar Point Drive

Sandusky, Ohio 44870-5259

NOTICE OF ANNUAL MEETING OF LIMITED PARTNER UNITHOLDERS

TO BE HELD ON MAY 15, 2008

The annual meeting of the limited partner unitholders of Cedar Fair, L.P. will be held on Thursday, May 15, 2008 at 9:00 a.m. (Pacific Time) at the Partnership’s Knott’s Berry Farm Resort Hotel in Buena Park, California. All unitholders are invited to attend the meeting. The meeting is called for the following purposes:

1.	To consider and vote upon the election of two Directors of the general partner for a three-year term expiring in 2011.

2	To consider and vote upon the adoption of the 2008 Omnibus Incentive Plan.

3.	To confirm the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

4.	To transact such other business as may properly come before the meeting.

Only limited partners that held units as of the close of business on March 17, 2008, are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the meeting.

CEDAR FAIR MANAGEMENT, INC.
Richard L. Kinzel Chairman, President and Chief Executive Officer

Sandusky, Ohio

March 28, 2008

Your vote is very important regardless of the number of limited partnership units you own. Whether or not you plan to attend the annual meeting, we request that you sign, date and return your proxy card by mail in the enclosed envelope, or that you grant your proxy by telephone or over the Internet by following the instructions on the proxy card as soon as possible. Any proxy given may be revoked at any time before it is exercised. If you are present at the annual meeting, you may revoke your proxy and vote personally on each matter brought before the annual meeting.

THE ANNUAL MEETING

General

This document is furnished in connection with the solicitation of proxies from the limited partner unitholders of Cedar Fair, L.P. (the “Partnership”) by its general partner, Cedar Fair Management, Inc. (“CFMI”), for use at the annual meeting. This document and the accompanying form of proxy are first being mailed to limited partner unitholders on or about March 28, 2008.

Time and Place

The annual meeting will be held at the Partnership’s Knott’s Berry Farm Resort Hotel located at 7675 Crescent Avenue in Buena Park, California, on Thursday, May 15, 2008, at 9:00 a.m. (Pacific Time).

Matters to be Considered

At the annual meeting, the limited partners will be asked to:

•	elect two (2) Directors for a term expiring in 2011;

•	adopt the 2008 Omnibus Incentive Plan;

•	confirm the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•	vote on any other matters that may be properly raised at the annual meeting.

It is not anticipated that any other matters will be raised at the annual meeting.

Voting Process

Even if you plan to attend the annual meeting in person, the Board urges you to submit your vote as soon as possible by mail, telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow unitholders to appoint a proxy to vote their units and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are included on the proxy card. All of the Partnership units represented by proxies properly received prior to or at the annual meeting and not revoked will be voted in accordance with the instructions indicated in the proxies. If no voting instructions are indicated on a proxy, the units represented by that proxy will be voted in favor of each of the proposals.

Any proxy given on the accompanying form may be revoked by the person giving it at any time before it is voted. Proxies may be revoked, or the votes reflected in the proxy changed, by submitting a properly executed later-dated proxy to American Stock Transfer & Trust Company before the vote is taken at the annual meeting or attending the annual meeting and voting in person. If your units are voted through your broker, you must follow directions received from your broker to change those instructions.

If you have more questions about the proposals or if you would like additional copies of this document you should call or write:

Morrow & Co., Inc.

470 West Avenue

Stamford, CT 06902

Please call: (203) 658-9400 or

Call toll free at: (800) 662-5200 or (800) 607-0088

Record Date; Voting Right; Quorum; Vote Required

CFMI has fixed the close of business on March 17, 2008, as the record date for unitholders entitled to notice of and to vote at the annual meeting. Only holders of record of units on the record date are entitled to notice of the annual meeting and to vote at the annual meeting. Each holder of record of limited partner units as of the record date is entitled to cast one vote per unit on each of the proposals.

The presence in person or by proxy of holders of a majority of the units entitled to vote at the annual meeting will constitute a quorum for the transaction of any business. In case a quorum is not present, the meeting may be adjourned without notice other than an announcement at the time of the adjournment of the date, time and place of the adjourned meeting. For election as Director, a nominee must receive the affirmative vote of the holders of a plurality of votes of the units represented at the annual meeting in person or by proxy. Approval of the 2008 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting and requires that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. The affirmative vote of a majority of the units represented at the annual meeting in person or by proxy is required to confirm the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008. Abstentions will be counted for purposes of establishing a quorum at the annual meeting, will be counted as votes cast and will have the effect of a vote against a proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as votes cast.

As of March 17, 2008, there were approximately 54,361,983 units outstanding and entitled to vote at the annual meeting, held by approximately 9,500 holders of record. As of January 31, 2008, the Directors and executive officers of the general partner and their affiliates beneficially owned 2,585,098 units (which includes 1,047,400 vested options), or approximately 4.7% of the units outstanding on that date. See “Security Ownership of Certain Beneficial Owners and Management.”

PROPOSAL ONE. ELECTION OF DIRECTORS

The Board of Directors of CFMI is comprised of seven directors. The Directors are divided into three classes: Class I, Class II, and Class III. Class I consists of three Directors, and Classes II and III each consist of two Directors. At this meeting, two Class III Directors are to be elected to serve for three-year terms expiring in 2011 and until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the nomination of these nominees. As anticipated, Mr. Thomas Tracy announced his retirement from the Board of Directors, effective December 31, 2007, after fulfilling his commitment to remain on the Board until the transition and integration process of the Paramount Parks Inc. acquisition was substantially complete. Mr. C. Thomas Harvie was appointed by the Board of Directors to serve the remainder of Mr. Tracy’s term as a Class I Director ending in 2010.

All of the nominees have agreed to stand for election. While the Partnership has no reason to believe that any of these nominees will be unable or unwilling to serve at the time of the annual meeting, in the unlikely event one of them does not stand for election, the Board will reduce the number of Directors standing for election. For election as a Director, a nominee must receive the affirmative vote of the holders of a plurality of votes of the units present in person or by proxy at the annual meeting and entitled to vote. The Board of Directors recommends a vote FOR these nominees.

Nominees for election as Class III Directors to serve until 2011:

Darrel D. Anderson, age 63, is currently involved with the management of private investments. He was a general partner of Knott’s Berry Farm, Orange County, California’s oldest theme amusement park, from 1960 to 1998 and served as chairman of the Knott family board. He is currently a director of and also a past chairman of the board of Olive Crest Treatment Centers, the largest provider of residential services for abused children in southern California. He is a member of the Audit Committee of CFMI.

David L. Paradeau, age 65, is owner and chief executive officer of Minnesota Zephyr Limited and the Stillwater Grill in Stillwater, Minnesota. He was the founder and creator of that dining and entertainment operation, which was established in 1986. He is also the owner of D.L. Paradeau Marketing, a consulting firm. He has 42 years of experience in marketing and advertising in the brewing industry and in the amusement and entertainment business. Mr. Paradeau is chair of the Nominating and Corporate Governance Committee of CFMI.

Class I Directors serving until 2010:

Richard S. Ferreira, age 67, is a retired executive vice president and chief financial officer of Golf Hosts, Inc. (developer and owner of nationally recognized resorts in Colorado and Florida) and a past member of its Board of Directors. Mr. Ferreira was associated with Golf Hosts, Inc. for more than 26 years. Mr. Ferreira is a member of the Compensation Committee and chair of the Audit Committee of CFMI.

Richard L. Kinzel, age 67, has served as chairman of the Board since 2003 and as president and chief executive officer of the Partnership’s general partner since 1986. Mr. Kinzel has been employed by the Partnership or its predecessor since 1972.

C. Thomas Harvie, age 64, is senior vice president, general counsel and secretary of The Goodyear Tire & Rubber Company. Mr. Harvie has been with The Goodyear Tire & Rubber Company since 1995. Prior to his current position, Mr. Harvie was vice president and associate general counsel at TRW Inc., where he had served since 1976. Mr. Harvie is a member of the Nominating and Corporate Governance Committee and the Compensation Committee.

Class II Directors serving until 2009:

Michael D. Kwiatkowski, age 60, is a real estate broker and has also been a consultant in the food industry since 1996. Prior to that he served as chairman of PCS, which owned and operated a chain of 11 restaurants, from 1986 to 1996. He has more than 30 years of experience in amusement parks and branded restaurant operations. Mr. Kwiatkowski is a member of the Nominating and Corporate Governance Committee and the Audit Committee and chair of the Compensation Committee of CFMI.

Steven H. Tishman, age 51, has been a managing director at Rothschild, Inc., in New York, New York, since November 2002. He was a managing director of Robertson Stephens from November 1999 to November 2002, prior to which he was a senior managing director of Bear, Stearns & Co., Inc. Mr. Tishman is also a director of Odimo, Inc.

BOARD MATTERS AND CORPORATE GOVERNANCE

Board of Directors

The Board met eight times in 2007. Committees of the Board met from time to time upon call of the Chairman of the Board or individual Committee Chairs. During 2007, each Director attended at least 75% of all of the meetings of the Board and the committees on which he served. All Directors attended last year’s annual meeting. Directors are expected to attend all meetings of the Board, meetings of the Committees on which they serve and the annual meeting.

Executive sessions of non-employee Directors are regularly scheduled and were held six times during 2007. Executive sessions are attended by non-employee Directors only, and those Directors determine who will preside at each meeting.

The Board has affirmatively determined that current Board members Darrel D. Anderson, Richard S. Ferreira, Michael D. Kwiatkowski, David L. Paradeau, and C. Thomas Harvie meet the independence criteria of the NYSE listing standards. The Board has determined that Mr. Tishman is not independent because his firm, Rothschild, Inc., has served as an advisor to the Partnership in the past and may do so again in the future. Mr. Kinzel is also not independent because he is an executive officer of the Partnership.

Communication with the Board

Unitholders and interested parties may communicate directly with the Board by sending communications to the attention of Brenda Lakner, One Cedar Point Drive, Sandusky, Ohio 44870-5259. The correspondence will be forwarded to the Chair of the Nominating and Corporate Governance Committee who will review the correspondence and take action accordingly.

CFMI has a toll-free hotline that is available to anyone, including unitholders, who wishes to bring a matter to the attention of the non-employee Directors. The telephone number of the hotline is 800-650-0716. The Audit Committee of the Board of Directors is charged with reviewing information received and taking appropriate action as necessary.

Board Committees

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each Committee is composed entirely of independent Directors, as that term is defined in the NYSE listing standards, and each member of the Audit Committee is independent as required under Section 301 of the Sarbanes-Oxley Act of 2002. Each Committee’s charter, the Corporate Governance Guidelines and the Code of Conduct and Ethics are available on the Partnership’s website at www.cedarfair.com and available in print to any unitholder upon request. Each Committee conducts an annual evaluation of its performance, and the Nominating and Corporate Governance Committee annually conducts an evaluation of the Board.

The members of the Board and the committees of the Board on which they serve as of the date of this proxy statement are identified below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Darrel D. Anderson	*
Richard S. Ferreira	**	*
Richard L. Kinzel
Michael D. Kwiatkowski	*	**	*
Steven H. Tishman
David Paradeau			**
C. Thomas Harvie		*	*

*	Member
**	Chair

The Audit Committee is responsible for appointing and meeting with the Partnership’s independent registered public accounting firm and for assisting the Board in its oversight of the financial statement reporting, internal audit and risk management functions. The Audit Committee met five times in 2007. The Board has determined that each Committee member is financially literate, and Richard S. Ferreira, the chair of the Committee, is the designated financial expert. The Audit Committee’s report is at page 38 of this proxy statement.

The Compensation Committee is responsible for reviewing the Partnership’s compensation and employee benefit policies and programs, and recommending related actions, as well as executive compensation decisions, to the Board of Directors. The Compensation Committee met six times in 2007. The Compensation Committee Report is at page 35 of this proxy statement. Compensation decisions for the chief executive officer are made by the Compensation Committee and are subject to Board approval. The Committee makes recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based compensation based on discussions with the chief executive officer. The Committee has the discretion to hire outside consulting firms and has done so in the past, but did not hire a consultant in 2007.

The Nominating and Corporate Governance Committee is responsible for recommending criteria for service as a director, identifying qualified Director nominees to enhance the Board, for recommending the fees paid to the Directors and Board Committee members for services in those capacities, and for playing a leadership role in shaping the governance of CFMI. The Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; the highest integrity; extensive knowledge, experience and judgment; loyalty to the interests of the Partnership and its unitholders; and a willingness to devote the extensive time necessary to fulfill a director’s duties. The Committee conducts all necessary and appropriate inquiries into the background and qualifications of Board candidates meeting these criteria. This Committee met one time in 2007.

Due to Cedar Fair’s limited partnership structure, there is currently no procedure by which unitholders can nominate Directors. This is consistent with the general governance of other limited partnerships.

Compensation Committee Interlocks and Insider Participation

None of our Directors who served on the Compensation Committee during 2007 was a current or former officer or an employee of the Partnership or had any relationship with us that would be required to be disclosed by us under applicable related party requirements. There are no interlocking relationships between the Partnership’s executive officers or Directors and the board or compensation committee of another entity.

PROPOSAL 2. ADOPTION OF THE 2008 OMNIBUS INCENTIVE PLAN

On October 31, 2007, the Board approved the Cedar Fair, L.P. 2008 Omnibus Incentive Plan (the Omnibus Plan), subject to approval by our unitholders at this annual meeting. If approved by our unitholders, the Omnibus Plan will supersede and replace the following incentive compensation plans: our Amended and Restated Senior Management Long-Term Incentive Compensation Plan, our Amended and Restated 2000 Equity Incentive Plan, and our Amended and Restated 2000 Senior Executive Management Incentive Plan. If our unitholders approve the Omnibus Plan, the Board will take all actions necessary to terminate those incentive plans, and no further grants will be made under those plans. The terminations will not affect awards that are outstanding under those plans. A copy of the Omnibus Plan is attached to this proxy statement as Appendix A, and the following summary is qualified in its entirety by reference to the Omnibus Plan.

Purpose and Awards. The purpose of the Omnibus Plan is to attract and retain outstanding individuals to serve as officers, Directors and employees of the Partnership, certain affiliates of the Partnership and CFMI and to enhance the value of Cedar Fair for the benefit of its limited partners. The Omnibus Plan provides an opportunity for officers and Directors to acquire an interest in the growth and performance of our units and provides employees annual and long-term incentive awards as determined by the Board. Under the Omnibus Plan, the Compensation Committee of the Board (the Committee) may grant unit options, unit appreciation rights, restricted units, performance awards, other unit awards, cash incentive awards and long-term incentive awards.

Administration. The Omnibus Plan is administered by the Compensation Committee, which has full power and authority to interpret and administer the Omnibus Plan and any related award agreements. Among other powers, the Committee has full power and authority to: select the eligible persons to whom awards may be granted; determine the type(s) of award(s) to be granted; to prescribe the form of award notices, agreements and other instruments, and to determine the terms and conditions of each award, consistent with the terms of the Omnibus Plan. The Committee may establish, alter and repeal rules and regulations in accordance with applicable law and appoint appropriate agents for administering the Omnibus Plan.

Eligibility. Key employees, officers and Directors (including non-employee Directors) of the Partnership, of any of our affiliates covered by the Omnibus Plan and of CFMI are eligible to participate in the Omnibus Plan. The Committee has sole discretion to designate those individuals eligible to participate in the Omnibus Plan, and no member of the Committee will participate in his selection as a participant or in the grant of any award to himself. We estimate that approximately 35 persons currently would be eligible for selection to participate in the plan.

Units Subject to the Omnibus Plan. The total number of units of limited partnership interest with respect to which awards may be granted under the Omnibus Plan is 2,500,000, subject to adjustment upon changes in capitalization described below. No participant may be granted awards in any one calendar year with respect to more than 200,000 units. Units subject to an award that is forfeited, terminated, unexercised at the time the award expires or settled in cash; units that otherwise can no longer be issued under an award; and units used by a participant as full or partial payment of the purchase price upon the exercise of a unit option will be available again for awards under the Omnibus Plan. The closing price per unit on the NYSE was $21.85 per share on March 19, 2008.

Adjustments upon Changes in Capitalization. Certain changes to the Omnibus Plan and to outstanding awards, including appropriate adjustments to the number, class and kind of units as to which awards may be granted under the Omnibus Plan and to the number, class, kind and exercise price of units subject to outstanding awards, will be made by the Compensation Committee to reflect changes in our capitalization, including mergers, reorganizations, consolidations, recapitalizations, unit dividends, unit splits, reverse unit splits, spin offs, or similar transactions or changes in legal structure affecting the units. The number of units or other securities subject to any award will always be a whole number, and the Committee will consider the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations and other guidance issued under it (Section 409A) in making these adjustments and substitutions.

Unit Options. Options to purchase units may be granted on terms and conditions determined by the Committee and consistent with the Omnibus Plan. The exercise price per unit purchasable under an option may not be less than the closing price of the Partnership’s units on the NYSE the day prior to grant. The number of units subject to an option and term of each option will be fixed on the date of grant. The Committee will determine the time(s) at which options will be exercisable at or subsequent to their grant, but the exercisability of an option may not be extended beyond the earlier of the option’s latest original expiration date or the ten (10) year anniversary of the date of grant. The option price is payable in cash, units or other consideration as determined by the Committee and specified in the award agreement. No option feature may allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of gain until the later of the exercise or disposition of the option or the time the units acquired pursuant to the exercise of the option first becomes substantially vested (as defined in Treasury Regulation Section 1.83-3(b)).

Unit Appreciation Rights. Unit appreciation rights (UARs) may be granted on terms and conditions determined by the Committee and consistent with the Omnibus Plan. The exercise price (which may not be less than the closing price of the Partnership’s units on the NYSE the day prior to the date of grant), the number of units subject to the UAR and the term of the UAR will be fixed on the date of grant. The Committee will determine the time(s) at which UARs will be exercisable at or subsequent to their grant, which may not be extended beyond the earlier of the UAR’s latest original expiration date or the ten (10) year anniversary of the date of grant. UARs may be granted either separately or in conjunction with another type of award under the Omnibus Plan. Upon exercise of a UAR, the holder will receive payment from us equal to the appreciation in fair market value of the units covered by the UAR over the grant price of the UAR. Any UAR granted in connection with an option will be granted at the same time the option is granted and will terminate at the time that the option does. The Committee may determine the manner of payment within thirty (30) calendar days of exercise of a UAR, which may take the form of cash, units, other property or any combination of them. No UAR feature may allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of income until the exercise of the UAR.

Restricted Unit Awards. The Compensation Committee may grant restricted unit awards on terms and conditions consistent with the Omnibus Plan. Unless otherwise determined by the Committee at the time of grant, if a participant’s employment with us is terminated, any restricted units will be forfeited and returned to us, provided that the Committee may waive this forfeiture requirement in the case of retirement, death, disability or other special circumstances.

Performance Awards. The Committee may grant performance awards, which are awards valued by reference to a designated number of units or other property and which may be paid upon achievement of specified performance goals, under the Omnibus Plan. The Committee will specify the performance criteria to be achieved, the applicable performance period and the time and form of payment of the award in an award agreement. Performance awards may be paid in cash, units, other property, or any combination of them, as determined by the Committee at the time of payment. Unless otherwise determined by the Committee at the time of grant, if a participant leaves our employment prior to the end of a performance period, the performance award is forfeited except in the case of death or retirement, in which cases the performance award is prorated and made after the end of the performance period. All payments made for performance awards will be in accordance with Section 409A, and the time and form of payment of performance awards may not be accelerated except as permitted under Section 409A.

Other Unit Awards. The Committee may make awards of other rights, interests or options that are valued in whole or in part by reference to, or are otherwise based on, units, including securities convertible into units. Other unit awards may be granted alone or in conjunction with other plan awards, and their terms and conditions will be determined by the Committee and set forth in a written award agreement. Other unit awards may be paid in units, other securities of the Partnership, cash or any other form of property as determined by the Committee. Units (including securities convertible into units) purchased pursuant to a purchase right will be purchased for the consideration determined by the Committee, which will not be less than the closing price of our units on the NYSE the day before or the fair market value of the other securities as of the date that the purchase right is awarded. The time and form of payment of such other awards may not be accelerated except as permitted under Section 409A.

Cash Incentive Awards. The Omnibus Plan provides for cash incentive awards based on a participant’s base salary, a target award percentage, and performance measures to be assessed during a performance period, as determined in the Committee’s discretion. Target award percentages may range from 10% to 100% of base salary, with actual payout subject to certain discretionary adjustments that may be made by the Committee which may not exceed 150% of the award target. The Committee will establish performance measures and the performance period in writing before the performance period begins. Performance measures may have multiple levels of performance weighted differently, may or may not be readily quantifiable and may include individualized measures and/or performance measures determined on a Partnership, affiliate, business unit, management function, or other basis. If a participant retires or dies during a performance period, his or her cash incentive award will be prorated. Except in cases of retirement or death, a participant who ceases to be employed by us will forfeit his or her entire cash incentive award unless the Committee determines otherwise. A participant will also forfeit any unpaid cash incentive award (and any such awards deferred in accordance with the Omnibus Plan) if the Committee determines that the participant, without the prior written consent of the Partnership, has engaged in competitive activities, disclosed confidential information or used confidential information other than for our business.

Long-Term Incentive Awards. Participants eligible to be awarded long-term incentive awards are determined for each performance period by the Committee, but will generally include the chief executive officer, the general managers of our parks and the corporate vice presidents who report to the chief executive officer. The formulas for targets are set forth in the plan or in individual award agreements and generally relate to the budgets set forth for parks and our overall operations. The Committee may determine the formulas for targets for other eligible participants to whom it grants long-term incentive awards. Target long-term incentive awards are converted to a base number of phantom units using the closing price of the Partnership’s units on the NYSE on the day before the target is determined. Each performance period’s long-term incentive awards will be computed as of the end of the performance period as a percentage of the base number of phantom units for each Participant based on actual results achieved compared to the approved targets for that performance period. No long-term incentive award will be earned if none of the performance measures for the applicable performance period are met. The Committee has discretion, based on factors it deems relevant, to adjust a long-term incentive award up or down from the payout that would be received based solely on achievement of performance measures. Upward adjustments, however, may not exceed 150% of the award target. Long-term incentive awards earned in a given performance period, plus accumulated phantom distributions on the phantom units from the date the target awards were approved until paid, will be payable in cash, units or a combination, as determined by the Committee in a specified number of years following the date of grant. Termination of employment prior to any payment will result in forfeiture of unpaid amounts, except in instances of death, disability or retirement as provided in the Omnibus Plan. No acceleration of the time, or change of the form, of payment may be made except in accordance with Section 409A.

Deferral of Award Payments. The Committee may establish procedures, as provided in Schedule A to the Omnibus Plan, for the deferral of the payment of any award other than a unit option or a UAR. The required timing by which a participant must make a deferral election is specified in Schedule A. A deferral election must irrevocably specify the amount of an award to be deferred as a percentage of the award, which may generally range from ten percent (10%) to one hundred percent (100%) of the award.

Transferability. Unless the Committee provides otherwise at the time of grant, no award and no units that have not been issued or as to which any applicable restriction, performance, or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution.

Cancellation or Suspension of Awards; Competition. Among other circumstances determined by the Committee, a participant may be required to forfeit unexercised, unearned or unvested awards under the Omnibus Plan if the Committee determines that the participant, without the consent of the Committee, engaged directly or indirectly in any business or activity that is competitive with our business or otherwise detrimental to us.

Amendment. The Board may amend, alter, or discontinue the Omnibus Plan, but no amendment, alteration, or discontinuation may impair the rights of a participant under an outstanding award without the participant’s consent. The Company will obtain unitholder approval of any Omnibus Plan amendment to the extent necessary or desirable to comply with applicable laws. The Committee may amend the terms of any award, prospectively or retroactively, but no award amendment may impair a participant’s rights without his or her consent.

Change in Control. Unless otherwise determined by the Committee at the time of granting an award, in the event of a change in control (as defined in the Omnibus Plan), any outstanding unvested options and UARs will vest and become fully exercisable, all restrictions and limitations applicable to any restricted unit or other unit award will lapse and restricted units and other unit awards will become fully vested and transferable. In addition, all performance awards will be considered to be earned and payable in full without restriction. Cash incentive awards and long-term incentive awards will be deemed to have been earned as if 100% of the target was achieved. All payments made in connection with these awards will be paid or distributed in a lump sum within thirty (30) days following the change in control. Option holders may elect to surrender all or part of the option in lieu of paying the option purchase price and receive cash equal to the spread between the fair market value and option price per unit multiplied by the number of units underlying the option being exercised.

Term. The Omnibus Plan will remain in effect for ten (10) years after the effective date of the plan, subject to the right of the Board to discontinue the plan prior to that time. Awards outstanding on the ten (10) year anniversary of the effective date (or an earlier termination date if established by the Board pursuant to the plan) shall continue in accordance with their terms.

Federal Income Tax Consequences. The following summary of certain federal income tax consequences relating to the Omnibus Plan is based upon the laws and regulations currently in effect and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Omnibus Plan will vary depending upon the specific facts and circumstances involved, and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired units.

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Unit Options. The grant of a unit option under the Omnibus Plan should generally not create any federal income tax consequences to the recipient, the Partnership, or any of its subsidiaries. A participant who is granted a unit option should generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the unit at such time over the exercise price. Generally, the Partnership or one of its subsidiaries (i) will be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income and (ii) in some circumstances, will recognize gain or loss upon the transfer of Partnership units pursuant a unit option. Under certain circumstances, the Partnership may be deemed to receive a distribution from one of its subsidiaries, which, in the case of a corporate subsidiary, could be a taxable dividend. For a discussion of additional tax consequences that will arise upon a participant’s receipt of unrestricted units, see the paragraph entitled “Other Tax Consequences of Receiving Units” below.

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Unit Appreciation Rights. The grant of unit appreciation rights should generally not create any federal income tax consequences to the recipient, the Partnership or any of its subsidiaries. A participant would generally recognize ordinary income at the time a payment is made in either cash or units under the unit appreciation rights. If a unit appreciation right is settled in cash by the issuer, the issuer should generally be entitled to an income tax deduction in the amount paid. If a unit appreciation right is settled with Partnership units, the Partnership or one of its subsidiaries generally (i) will be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income and (ii) in some circumstances, will recognize gain or loss upon the transfer of Partnership units in settlement of a unit appreciation right.

•

Restricted Units. Generally, a participant should not recognize income and the Partnership and its subsidiaries should not be entitled to an income tax deduction at the time an award of restricted units is made under the Omnibus Plan, unless the participant makes the election described below. A participant who has not made such an election should generally recognize ordinary income at the time the restrictions on the units lapse in an amount equal to the fair market value of the restricted units at such time. Generally, the Partnership or one of its subsidiaries (i) will be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income and (ii) in some circumstances, will recognize gain or loss upon lapse of restrictions on Partnership units transferred to participants. Any distributions paid in cash and received by a participant prior to the time the restrictions lapse should generally constitute compensation income to the participant in the year paid, and the Partnership or one of its subsidiaries should generally be entitled to a corresponding income tax deduction for such distributions. Any distributions paid in units should generally be treated as awards of additional restricted units subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted units, elect, under Code Section 83(b), to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted units on the date of the award (less the amount, if any, the participant paid for such restricted units). If the participant makes such an election, then (i) the Partnership or one of its subsidiaries would, under certain circumstances, be entitled to a corresponding income tax deduction in the same amount and at the same time as the participant recognizes income and (ii) the participant should (as discussed below under the paragraph entitled, “Other Tax Consequences of Receiving Units”) generally be treated as a limited partner as of the effective date of the election. Accordingly, the participant should receive allocations of partnership items, and any distributions made to the participant will generally either reduce the participant's basis in its units or be capital gain to the participant. If the participant who has made an election subsequently forfeits the restricted units, then the participant should generally not be entitled to claim a credit for the tax previously paid. For a discussion of additional tax consequences that will arise if a participant receives restricted units, but makes a Code Section 83(b) election, see the paragraph entitled “Other Tax Consequences of Receiving Units” below.

•

Performance Awards. The grant of a performance award should create no income tax consequences for the participant or for the Partnership or any of its subsidiaries. Upon the participant’s receipt of cash, units and/or other property after the end of the applicable performance period, the participant should recognize ordinary income equal to the amount of cash and/or the fair market value of the units or other property received. The Partnership or one of its subsidiaries should generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. If Partnership units are issued to a participant after the end of the applicable performance period, under some circumstance, the Partnership or one of its subsidiaries will recognize gain or loss upon the transfer of Partnership units. For a discussion of additional tax consequences that will arise upon a participant’s receipt of unrestricted units, see the paragraph entitled “Other Tax Consequences of Receiving Units” below.

•	Other Unit Awards. The tax consequences of other unit awards will depend upon the manner in which those awards are structured by the Committee.

•

Cash Incentive Awards. A participant who is paid a cash incentive award should generally recognize ordinary income equal to the amount of cash paid on the date of the payment of the award, and the Partnership or one of its subsidiaries should generally be entitled to a corresponding income tax deduction.

•

Long-Term Incentive Awards. The grant of a long-term incentive award should create no income tax consequences for the participant or for the Partnership or any of its subsidiaries. Upon the participant’s receipt of cash and/or units after the end of the applicable performance period, the participant should generally recognize ordinary income equal to the amount of cash and/or the fair market value of the units received. The Partnership or one of its subsidiaries should generally be entitled to an income tax deduction in the same amount and at the same time as the participant recognizes income. If Partnership units are issued to a participant after the end of the applicable performance period, under some circumstance, the Partnership or one of its subsidiaries will recognize gain or loss upon the transfer of Partnership units. For a discussion of additional tax consequences that will arise upon a participant’s receipt of unrestricted units, see the paragraph entitled “Other Tax Consequences of Receiving Units” below.

•

Other Tax Consequences of Receiving Units. If a participant acquires unrestricted units (e.g., from the exercise of an option or the settlement of a unit appreciation right), the restrictions applicable to restricted units lapse or the participant makes an election under Code Section 83(b), the participant should (upon the receipt of such units, the lapse of such restrictions or the effective date of such election), for federal income tax purposes, become a limited partner, rather than an employee. Such participant should thereafter no longer receive a Form W-2 but should receive a Form K-1 with his or her former salary and wages denominated as “guaranteed payments.” Such a participant should be subject to the same tax consequences from the ownership and disposition of limited partnership units as other limited partners. Such a description is beyond the scope of this summary but may be found in any prospectus offering limited partnership units, for example the Prospectus Supplement dated July 14, 2004 to Prospectus dated July 9, 2004.

•

Issuance of Options and Other Compensation to Directors of the Partnership’s General Partner. Under some circumstances, a subsidiary of the Partnership or the Partnership itself may issue Partnership units, options to acquire Partnership units, restricted Partnership units or other forms of compensation contemplated under the Omnibus Plan to directors of the Partnership’s general partner. In that event, the Partnership and/or the general partner could have a deemed distribution, which, in the case of a corporate subsidiary, could be taxable as a dividend.

Vote Required. Approval of the 2008 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting and requires that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal.

The Board of Directors recommends a vote FOR the proposed adoption of the 2008 Omnibus Incentive Plan.

PROPOSAL THREE: APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for 2008 and requests that our unitholders confirm that appointment. Deloitte audited our consolidated financial statements and management’s report on internal controls over financial reporting for 2007. A representative of Deloitte will be present at the annual meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

If our unitholders do not confirm our appointment of Deloitte, the Audit Committee will reconsider whether to retain Deloitte, and may retain that firm or another firm without re-submitting the matter to our unitholders. In all cases, the Audit Committee retains its right to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our unitholders. The affirmative vote of a majority of the units represented in person or by proxy at the annual meeting is required for ratification.

The Board of Directors recommends a vote FOR Proposal Three to confirm the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

This Compensation Discussion and Analysis describes our compensation philosophy and objectives, our methods for determining executive compensation, the elements of executive compensation and the reasons that we have elected to pay these particular elements of compensation. Throughout this proxy statement the individuals listed in the summary compensation table on page 18 are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

Our compensation program is designed to give key employees a proprietary and vested interest in our growth and performance, to generate an increased incentive to contribute to our future success and to enhance our ability to attract and retain exceptional managerial talent upon whom, in large measure, our sustained growth, progress and profitability depend. Our compensation structure rewards successful individual performance and considers the operating results of the Partnership as well as the operating results on a park-by-park basis. Our compensation structure is flexible and allows us to respond to changes in our industry and business environment.

The objectives of our compensation program are:

•	To provide compensation that motivates and encourages hard work among employees;

•	To retain those employees with a track record of strong performance;

•	To compete on a national level for qualified individuals that can institute our system of managing amusement parks throughout our 18 locations; and

•	To structure competitive compensation packages to recruit those individuals to the Partnership.

We believe that our compensation levels are effective at retaining and attracting top executives. For example, the five named executive officers have an aggregate of 113 years of service with us. Each has held various positions and been elevated within the Partnership. We continually reassess our compensation levels, benefits and incentive opportunities as we consider the best methods to recruit, reward and retain key personnel. This past year, in connection with changes required by Section 409A of the Internal Revenue Code, we undertook a comprehensive review of our change in control plan (which was originally adopted in 1995), our supplemental retirement plan and our incentive plans to determine whether these plans met our current needs. As a result of this review, we amended all of the abovementioned plans as well as the existing employment agreements with our executive officers. These amendments are discussed in detail under “Narrative to Summary Compensation and Grants of Plan Based Awards Tables” and “Potential Payments Upon Termination or Change in Control” in this proxy statement.

We also decided to streamline and consolidate our incentive compensation plans. The three plans that we currently have in place have been consolidated into the 2008 Omnibus Incentive Plan that we are recommending for your approval at the annual meeting. Please see “Proposal 2. Adoption of the 2008 Omnibus Incentive Plan” in this proxy statement for additional details regarding our recommendation.

Finally, we adopted the 2008 Supplemental Retirement Plan for executives in February 2008. This 2008 plan is in addition to our already existing supplemental retirement plan. However, as discussed later in this proxy statement, our existing supplemental retirement plan was put into place in 1992 and was not open to additional participants. Of our current named executive officers, only Messrs. Kinzel and Falfas participate, but no allocations have been made into that plan since May 2004. This plan will continue in effect with respect to its current participants, but our executives, including Mr. Falfas, will have the opportunity to participate in the 2008 Supplemental Retirement Plan. This plan will provide an additional retirement benefit to certain officers. As of February 2008, Messrs. Falfas, Crage, and Decker were designated by the Board to participate in the plan. Messrs. Falfas’s and Crage’s accounts were credited with $100,000 for the 2008 plan year, and Mr. Decker’s account was credited with $50,000.

Determining Executive Compensation

The Compensation Committee and the chief executive officer work together to individualize compensation levels and elements for our executive officers. We combine the compensation elements discussed below in a manner that we believe will optimize the executive’s contribution to the Partnership. In general, we work within ranges of base salary commensurate with the executive’s scope of responsibilities and use our cash bonus and phantom unit award programs to challenge the executive to achieve superior annual results. We do not adhere to a mechanical application of a system of compensation tied solely to annual results, recognizing that there are many factors to consider in assessing an individual’s value to the Partnership.

Although our Board, upon recommendation from the Compensation Committee, makes the final compensation decisions for the named executive officers, the process of determining compensation is a collaborative process between the Compensation Committee and the chief executive officer. The Compensation Committee and the chief executive officer may also consider input from compensation consultants regarding competitive practices and salary levels at similarly sized companies. Our chief executive officer dedicates time annually to review all of his direct reports, including the other named executive officers, as well as all of the park general managers. He reviews each individual against budget targets, operational targets and individual performance objectives established before the operating season begins and summarizes this information for the Compensation Committee. The Committee then makes compensation determinations, often exercising its discretion to modify the chief executive officer’s recommendations to higher or lower levels. Decisions regarding the chief executive officer’s compensation are made by the Compensation Committee, together with the Board of Directors, based upon its review of his performance and the Partnership’s performance.

Our budgets and related plans for compensation are made in early March, prior to the beginning of the operating season. In early March, the Board approves the budget for the current fiscal year and establishes preliminary potential cash bonus percentages and the related performance targets for the upcoming season. The types of targets established for each individual vary in accordance with his or her position. For example, corporate vice presidents’ performance targets relate to Partnership performance, particularly achievement of targeted EBITDA. Park general managers may have performance targets related to capital projects or reducing particular expenses at the parks they manage. The cash bonus percentage is determined in the Compensation Committee’s discretion.

The Board reviews compensation matters after the seasonal parks have closed for the season and the financial results for the season are available. The chief executive officer finalizes his evaluations of the other named executive officers, among others, and prepares recommendations with respect to cash and phantom unit awards as well as salary adjustments for the coming year. The chief executive officer generally presents this report to the Compensation Committee in October and to the Board at the November Board meeting. Based on Partnership performance, park performance and individual performance, the Compensation Committee makes final recommendations with regard to cash bonuses, phantom unit awards and any salary adjustments, subject to Board approval.

We expect the Partnership’s performance to exceed market median, and accordingly we believe that providing potential compensation that exceeds market median to our executives is appropriate. In addition, in order to remain in the top echelon of our industry, we believe that we must aim to compensate our named executive officers in the range of 75% of the pay level provided by a designated peer group of companies. We target our total direct compensation, including salary, cash bonus and long-term incentive awards, to fall around that range, with the expectation that we will hit the 75th percentile level for all named executive officers over time. Because a portion of this compensation is dependent on performance results, an executive’s actual total direct compensation could vary considerably from that target if we have a year that exceeds or fails to meet expectations. We believe that this is a fair result and appropriately motivates our executives to achieve peak corporate and park level performance. Currently, certain top executives’ total direct compensation exceeds the market level and others’ falls below, based on the Board’s assessment of each executive’s contribution and experience. Those executive officers with expertise that is specific to our amusement park operations and industry will be compensated at levels that we believe are necessary to maintain that expertise. The range of targeted compensation is position dependent and may reflect how difficult we believe it would be to replace that particular person.

We have consulted nationally recognized independent consulting firms to review and analyze our compensation program, including the compensation levels, the compensation structure and the mix of long-term and short-term compensation for certain of our named executive officers. These studies reflected competitive data for base salaries, annual bonuses and long-term incentive awards for senior management of comparable companies. Most recently, in 2006, we engaged Pearl Meyer and Watson Wyatt to analyze the compensation for our chief executive officer, our chief operating officer and our chief financial officer with companies of our comparable size after the acquisition of Paramount Parks.

The consultants developed a representative peer group of companies against which we measured our competitive pay level and structure for the executives indicated above. Based upon the Compensation Committee’s review of the proposed peer groups, we have determined that our peer group companies include those that have the following characteristics:

•

An industry code that included casinos and gambling, leisure facilities and hotels, resorts and cruise lines. These industry codes were chosen as representative of companies that compete with us for consumers’ discretionary dollars.

•	Revenue size that range from roughly 50% to 200% of our projected 2007 revenues.

The result of these criteria is a current peer group of 16 companies with median revenues of $915,000,000 and average revenues of $980,000,000. Our combined revenues for 2007 were approximately $990,000,000. The peer group companies include:

Boyd Gaming Corporation	Penn National Gaming, Inc.	Interstate Hotels & Resorts, Inc.
Isle of Capri Casinos, Inc.	Station Casinos, Inc.	Six Flags, Inc.
Trump Entertainment Resorts, Inc.	Ameristar Casinos, Inc.	Gaylord Entertainment Company
Vail Resorts, Inc.	International Speedway Corporation	Pinnacle Entertainment Inc.
Wynn Resorts, Limited	Magna Entertainment Corp.	Blue Green Corporation
Speedway Motorsports, Inc.

We used these benchmarking studies and compensation consultant recommendations to devise a compensation schedule following the Paramount Parks acquisition in June 2006. The studies were useful in the context of the acquisition because our revenues doubled and our management team took on increased responsibilities. We had to adjust compensation levels accordingly. This year, however, we did not feel that an additional compensation study was necessary. While we compete with casinos, ski resorts and motor sports for recreational spending, we believe that there are significant differences between our business and those, so that we use the benchmark studies for guidance but do not feel they are required on an annual basis.

Elements of 2007 Executive Compensation

In light of the objectives and philosophy set forth above, we have determined that a mix of the following components of compensation for our named executive officers in 2007 was appropriate:

•	Base salary;

•	Annual bonus;

•	Long-term equity incentive compensation;

•	Retirement benefits; and

•	Perquisites and other welfare benefits.

Base Salary

We use base salaries to provide a guaranteed amount of compensation commensurate with the executive’s scope of responsibilities, performance, current compensation levels and career with the Partnership. Base salaries may be adjusted on an annual basis. We do not consider the earnings of prior long-term incentive grants or retirement plans when determining base salary compensation, as awards earned in prior years were earned for prior performance and should not be a factor in current compensation. The salary increases for 2008 are as follows:

Executive Officer	2007 Salary	2008 Salary	Percentage Increase from 2007 Salary

Kinzel	$1,200,000	$1,250,000	4.2%

Falfas	$ 600,000	$ 625,000	4.2%

Crage	$ 400,000	$ 425,000	6.3%

Decker	$ 250,000	$ 258,000	3.2%

Hildebrandt	$ 265,000	$ 267,000	0.8%

All of our named executive officers received merit increases reflecting their dedication and commitment to our success. For example, our financial performance at the end of the summer season was not at the levels we were targeting, and so our management exerted extra effort to make our fall 2007 performance extremely strong. This performance in the fall is particularly notable as the parks are operating on reduced staffing in the non-peak season. On a percentage basis, Mr. Crage received the largest salary increase. Mr. Crage was instrumental in renegotiating our credit agreement in February 2007, and it is estimated that the amended terms of that agreement will save the Partnership approximately $8.0 million in cash interest costs annually. Mr. Decker, whose role expanded after the Paramount Parks acquisition, manages the design and planning for all of our parks, including the themes, intellectual property matters and architectural design.

Annual Bonus Program

Our cash bonus awards, granted pursuant to the 2000 Senior Executive Management Incentive Plan, provide a component of compensation that is contingent on the achievement of performance objectives and is designed to reward achievement of short-term financial and operational goals. In March of each year, the Compensation Committee determines performance measures for each executive. The performance measures are individualized for each position and individual and may have multiple measures of performance weighted differently. Individual, business unit, management unit and Partnership performance measures may be included. At the same meeting, the Compensation Committee establishes a percentage of base salary that may be earned as a cash bonus for that year. For 2007, the target award opportunities for the named executive officers, reflected as a percentage of base salary, were as follows: Kinzel 100%; Falfas 70%; Crage 65%; Decker 60% and Hildebrandt 50%. Even if target performance measures are achieved, the Compensation Committee has discretion to decrease or increase the award, but no increase can result in an award in excess of 150% of the award target.

The bonus amounts awarded to the named executive officers and the percentage of 2007 year end salary represented by that award is as follows:

Executive Officer	2007 Cash Bonus	Bonus as Percentage of 2007 Salary
Kinzel	$1,188,000	99%

Falfas	$ 415,800	69%

Crage	$ 257,400	64%

Decker	$ 148,500	59%

Hildebrandt	$ 125,000	47%

Four of the five named executive officers received 99% of their full target award opportunities in 2007, with Mr. Hildebrandt receiving 94% of his full target award. These bonus amounts reflect the level of effort and dedication that the named executive officers exhibited in 2007. Overall, this management team performed at a superior level in 2007 to achieve results for our unitholders, and the bonuses awarded reflect that performance.

The Compensation Committee has established the following target award opportunities, reflected as a percentage of base salary, for 2008: Kinzel 100%; Falfas 70%; Crage 65%; Decker 60% and Hildebrandt 50%.

Long-Term Incentive Compensation

The Senior Management Long-Term Incentive Compensation Plan is intended to provide long-term deferred phantom unit awards to executives that, together with current salary and cash bonus compensation, will be sufficient to achieve the total direct compensation level determined by the Board. Provided that the executive continues in our employ, the phantom unit awards vest in the third and fourth year after grant. We believe that this vesting schedule aids us in retaining executives and motivating superior performance because the awards are forfeited if the executive voluntarily leaves prior to the vesting date.

In March of each year, the Board approves targets for executives that relate either to park or corporate-level performance or some combination of both. For park managers, the target is the operating profit budget numbers with 75% weight given to the specific park’s results and 25% weight given to the consolidated totals for the Partnership. For corporate participants, the target is the budgeted “cash available for distribution” amount, determined by the formula of operating profits, less cash interest, cash taxes, and capital expenditures, but excluding non-cash charges such as unit options and asset retirements. A participant’s ability to achieve stretch target level impacts the level of the phantom unit award. Although the plan contains guidelines relative to the percentages that must be achieved and the awards to be granted, the Compensation Committee has the discretion to grant the phantom unit awards as it deems appropriate. In general, however, if a participant achieves less than 80% of the target performance, the participant will not receive an award under this plan.

Awards under this plan are given in phantom units and are payable in either cash or units, or a combination of both, as determined by the Board, in two equal installments in the third and fourth year after the award is earned. For example, the 2007 awards indicated below will be payable in 2010 and 2011. The phantom unit awards accrue additional phantom units on the date of each quarterly distribution paid by us, calculated at the NYSE closing price on the date. In 2007, Messrs. Kinzel, Falfas, Crage and Decker received the following phantom unit grants: 40,883; 19,411; 15,243; and 4,316, respectively.

Our 2000 Equity Incentive Plan allows us to grant options, units, unit appreciation rights and other types of performance awards. However, for the past four years we have relied on our phantom unit grants to provide long-term incentives to our executive officers. With the change in accounting treatment of options, we, like many companies, reexamined the cost and competitive need for options. We determined at that time that phantom unit awards could provide similar incentives to executives while providing a more cost effective means of compensation for us. In addition, three of our named executive officers, including Mr. Kinzel, have a number of exercisable options. Therefore, we feel that the motivation meant to be provided by options – to give key employees a proprietary and vested interest in our growth and performance and to align key employees’ interests with that of our unitholders – is met by the phantom unit awards and the outstanding option awards previously granted.

Change in Control Arrangements

We have a change of control plan in place for certain executives and key employees, and some of our executives are employed under employment agreements that contain change in control provisions. If an executive that would otherwise be covered by the change of control plan has change in control provisions in his or her employment agreement, then the executive does not participate in the change in control plan while the employment agreement is in effect. The executives that would be covered by the change of control plan (absent a relevant employment agreement) include the chief executive officer, the chief operating officer, the chief financial officer, the corporate vice president – administration and the corporate vice president – planning and design. Our Board of Directors also has discretion to add other key executive employees to the plan.

During 2007, we entered into amended and restated employment agreements with Messrs. Kinzel, Falfas, Crage and Decker, each of which provides for certain benefits in change in control situations. As such, Messrs. Kinzel, Falfas, Crage and Decker would be entitled to the benefits provided for in their respective employment agreements in a change in control situation and would not be entitled to benefits under the change of control plan. Mr. Hildebrandt does not currently have an employment agreement with us and so he is entitled to benefits under our change in control plan in a change in control situation. In addition, certain of our incentive plans contain change in control provisions. We believe that the change in control provisions help ensure that, if a change in control situation develops, our management team will act in the best interest of unitholders. The change in control plan as well as the other agreements are discussed in more detail under “Potential Payments Upon Termination or Change in Control” below.

Retirement Programs

Our named executive officers participate in our tax-qualified Cedar Fair Retirement Savings Plan. This plan, or a similar plan, is available to all of our employees and contains a 401(k) matching program as well as a profit sharing component. The annual amount of the profit sharing contribution is determined at our sole discretion. Our contributions to this plan for our named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table on page 18. In addition, Messrs. Kinzel and Falfas participate in our Supplemental Retirement Program described on page 24. Additional contributions to this plan were discontinued on May 2004, and we do not intend to have any other executive officers participate in this plan. In February 2008, we adopted the 2008 Supplemental Retirement Plan to provide retirement benefits to a broader group of executives, which is described on page 24. Messrs. Falfas, Crage, and Decker participate in this plan.

Perquisites

We provide perquisites to our named executive officers that we believe are reasonable, competitive and consistent with our overall compensation philosophy. We believe that these benefits generally allow our executives to work more efficiently and represent a small percentage of overall compensation. We provide the following perquisites to our named executive officers: automobile and gas allowance, matching charitable contributions, discount on Partnership products and limited spousal travel expenses. Mr. Kinzel also receives an annual physical exam, the premium payment on a life insurance policy and dues for one club membership. The incremental costs of the perquisites provided to the named executive officers are contained in the “All Other Compensation” column of the Summary Compensation Table on page 18.

SUMMARY COMPENSATION TABLE FOR 2007

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal year ended December 31, 2007. The table also summarizes, for each of our named executive officers for 2007 who was also one of our named executive officers for 2006, the total compensation paid to or earned by the officer for the fiscal year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Name and Principal Position	Year	Salary	Bonus (1)	Unit Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5) (6)		Total
Richard L. Kinzel	2007	$1,200,000	$1,188,000	$663,312	$12,500	$-	$128,664	$50,222	(7)	$3,242,698
Chairman, President and Chief Executive Officer	2006	$1,092,693	$1,200,000	$1,358,000	$18,300	$-	$117,332	$44,451		$3,830,776
Jacob T. Falfas	2007	$600,000	$415,800	$343,884	$1,250	$-	$3,944	$37,770		$1,402,648
Chief Operating Officer	2006	$521,731	$420,000	$383,213	$8,580	$-	$1,348	$29,871		$1,364,743
Peter J. Crage	2007	$400,000	$257,400	$261,001	$-	$-	$-	$28,958		$947,359
Corporate Vice President - Finance and Chief Financial Officer	2006	$339,424	$260,000	$284,342	$-	$-	$-	$27,028		$910,794
Robert A. Decker Corporate Vice President - Planning and Design (8)	2007	$250,000	$148,500	$67,328	$833	$-	$-	$25,353		$492,014
H. John Hildebrandt	2007	$265,000	$125,000	$(839)	$2,205	$-	$-	$33,609		$424,975
Vice President and General Manager - Cedar Point	2006	$262,954	$86,000	$1,367	$2,481	$-	$-	$33,139		$385,941

(1)

The amounts in column (d) reflect the cash awards to the named individuals under the Senior Executive Management Incentive Plan, which is discussed in further detail on page 15 under the heading “Annual Bonus Program.”

(2)

The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 or December 31, 2006, as applicable, in accordance with FAS 123(R) of phantom unit awards pursuant to the Senior Management Long-Term Incentive Compensation Plan and thus may include amounts from awards granted in and prior to 2007 or 2006, as applicable. Assumptions used in the calculation of these amounts are discussed in Note 7 to the Partnership's audited financial statements for the fiscal year ended December 31, 2007, included in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.

(3)

The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 or December 31, 2006, as applicable, in accordance with FAS 123(R) of unit option awards pursuant to the 2000 Equity Incentive Plan and includes amounts from awards granted prior to 2007 or 2006, as applicable. Assumptions used in the calculation of this amount are discussed in Note 7 to the Partnership’s audited financial statements for the fiscal year ended December 31, 2007, included in the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.

(4)

The amounts in column (h) reflect the aggregate positive change in actuarial present value of the officer’s accumulated benefits under the Supplemental Retirement Program which is discussed on page 24 under “Pension Benefits.”

(5)

The amounts shown in column (i) reflect, for each named executive officer, 401(k) matching contributions of 3% of pay and profit sharing contributions of 5.45% of pay up to the respective limitations imposed by under IRS rules; automobile and gas allowance; matching charitable contributions; discounts on Partnership products and services; and limited spousal travel expenses. Each of the named executive officers received $11,014 in profit sharing matches for 2007.

(6)

The value attributable to the personal use of company-provided automobiles (calculated in accordance with Internal Revenue Service guidelines) is included as compensation on the W-2 of named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount.

(7)

In addition to the items noted in footnote (5) above, the amount in column (i) reflects the value attributable to life insurance, club dues and annual physical provided to Mr. Kinzel pursuant to his employment contract more fully described under the heading “Employment Agreements.”

(8)	Mr. Decker’s 2006 compensation is not included because he was not a named executive officer in 2006.

GRANTS OF PLAN BASED AWARDS TABLE FOR 2007

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Unit Awards: Number of Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Unit and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kinzel	03/08/07	-	-	-	-	40,883	-	-	-	-	$1,222,000
Falfas	03/08/07	-	-	-	-	19,411	-	-	-	-	$580,200
Crage	03/08/07	-	-	-	-	15,243	-	-	-	-	$455,600
Decker	03/08/07	-	-	-	-	4,316	-	-	-	-	$129,000
Hildebrandt	-	-	-	-	-	-	-	-	-	-	-

(1)	The amounts shown in column (g) reflect phantom units granted under the Senior Management Long-Term Incentive Compensation Plan. There are no thresholds or maximums associated with these grants.

NARRATIVE TO SUMMARY COMPENSATION AND

GRANTS OF PLAN BASED AWARDS TABLES

Described below is a summary of the terms and conditions of the employment agreements that we have with certain named executive officers as well as the phantom unit and option programs that are part of our compensation strategy.

Employment Agreements

On July 20, 2007, we entered into amended and restated employment agreements with Messrs. Kinzel, Falfas, Crage and Decker. These agreements amend and supersede the previous employment agreements between us and the executive officers that were entered into on December 12, 2006. The amended and restated employment agreements were updated to comply with Section 409A of the Code and to include change in control provisions with a related tax gross-up.

Due to the change in control provisions in the employment agreements, Messrs. Kinzel, Falfas, Crage and Decker do not participate in our change in control plan discussed above.

The amended and restated employment agreement with Mr. Kinzel, our chairman, president and chief executive officer has a term expiring January 2, 2012. Pursuant to the agreement, Mr. Kinzel receives an annual base salary of not less than $1.2 million per year. In addition, he is entitled to participate in our welfare benefit programs and various incentive compensation plans on terms no less favorable than provided to our other senior managers and/or officers. We purchased a $2 million term life insurance policy for Mr. Kinzel that will remain in effect through July 23, 2018, whether or not he is employed by us. Mr. Kinzel will continue in his position as chairman of the Board of Directors until December 30, 2011, provided he is elected to the Board. After that date, Mr. Kinzel will continue as a director of the Board for at least three years, provided he is elected to the Board. The agreement contains non-solicitation and non-competition provisions.

The amended and restated employment agreement with Jacob T. Falfas, our chief operating officer, has a term ending November 30, 2009. The agreement will renew automatically for a period of three years commencing December 1, 2009 and on every three-year anniversary after unless either party provides written notice of its intent to terminate the agreement at least 60 days prior to the automatic renewal date. Pursuant to the agreement, Mr. Falfas will receive an annual base salary of not less than $600,000 per year. He will be entitled to participate in one or more of our incentive compensation and equity incentive plans at a level determined by the Board and in our welfare benefit plans and other benefit programs. The agreement contains non-solicitation and non-competition provisions.

The amended and restated employment agreement with Peter J. Crage, our chief financial officer, has a term ending November 30, 2008. The agreement will renew automatically for a period of two years commencing on December 1, 2008 and on every two-year anniversary after unless either party provides written notice of its intent to terminate the agreement at least 60 days prior to the automatic renewal date. Mr. Crage will receive an annual base salary of not less than $400,000 per year. He will also be entitled to participate in one or more of our incentive compensation plans and equity incentive plans at a level determined by the Board and in our welfare benefit plans and other benefit programs. The agreement contains non-solicitation and non-competition provisions.

The amended and restated employment agreement with Robert A. Decker, our corporate vice president of planning and design, has a term ending May 31, 2008. The agreement will renew automatically for a period of eighteen months commencing on June 1, 2008 and on every eighteen-month anniversary after unless either party provides written notice of its intent to terminate the agreement at least 60 days prior to the automatic renewal date. Mr. Decker will receive an annual base salary of not less than $250,000 per year. He will also be entitled to participate in one or more of our incentive compensation plans and equity incentive plans at a level determined by the Board and in our welfare benefit plans and other benefit programs. The agreement contains non-solicitation and non-competition provisions.

For a discussion of the benefits provided by the above described agreements in the event of the executive’s death, retirement, disability, termination or resignation or upon a change in control, see “Potential Payment Upon Termination or Change in Control” in this proxy statement.

Phantom Unit and Option Programs

We maintain the Amended and Restated Senior Management Long-Term Incentive Compensation Plan which allows us to award phantom units to members of senior management including the chief executive officer, the general managers and corporate vice presidents who report to the chief executive officer. The awards are determined by the Compensation Committee annually. The awards are based on the achievement of annual performance targets and various factors considered by the Compensation Committee and are payable in cash or units, or a combination of both, as determined by the Board, in the third and fourth year after grant. The phantom unit awards accrue additional phantom units on the date of each quarterly distribution paid by us, calculated at the NYSE closing price on such date. If a participant is terminated or resigns prior to any payment under this plan, that unpaid amount is forfeited. In the event of death or disability during employment, retirement after age 62 or a change in control, actual awards for that year, as well as any unpaid awards for prior years, will be paid on a lump sum cash payment within ninety days of the event, subject to compliance with Section 409A of the Code. In the event of a change in control, the percentage of base award for that calendar year will be calculated as if 100% of the target level had been achieved.

We also maintain the Amended and Restated 2000 Equity Incentive Plan which allows us to award options, unit appreciation rights, restricted units, and other types of unit awards. Traditionally we have granted options under this plan to certain key employees and units to our directors as part of their annual compensation. Options are issued with an exercise price no less than the closing price of the Partnership’s units on the NYSE the day prior to the date of grant. Certain options granted in prior years have been variably priced, meaning that the exercise price declined by the value of cash distributions declared on the underlying units. All options vest ratably over five years and expire ten years from grant. We have not awarded any options since 2003, but we do continue to award units to our directors annually.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2007

	Option Awards							Unit Awards
(a)	(b)	(c)		(d)	(e)		(f)	(g)		(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date	Number of Units That Have Not Vested (1)		Market Value of Units That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested
Kinzel	710,000	-		-	$6.50	(3)	03/02/2010	-		-	-	-
	100,000	-		-	$20.60		03/07/2011	-		-	-	-
	150,000	-		-	$24.14		03/07/2012	-		-	-	-
	-	-		-	-		-	21,955	(4)	$463,909	-	-
	-	-		-	-		-	50,081	(5)	1,058,212	-	-
	-	-		-	-		-	46,856	(6)	990,067	-	-
	-	-		-	-		-	43,181	(7)	912,415	-	-

Falfas	15,000	-		-	$24.14		03/07/2012	-		-	-	-
	-	-		-	-		-	183	(4)	$3,867	-	-
	-	-		-	-		-	6,389	(5)	135,000	-	-
	-	-		-	-		-	18,742	(6)	396,018	-	-
	-	-		-	-		-	20,502	(7)	433,207	-	-

Crage	-	-		-	-		-	6,389	(5)	$135,000	-	-
	-	-		-	-		-	13,276	(6)	280,522	-	-
	-	-		-	-		-	16,099	(7)	340,172	-	-

Decker	1,200	-		-	$5.50	(3)	11/02/2010	-		-	-	-
	1,000	-		-	$20.70		11/08/2011	-		-	-	-
	-	-		-	-		-	1,444	(4)	$30,512	-	-
	-	-		-	-		-	3,895	(5)	82,301	-	-
	-	-		-	-		-	3,905	(6)	82,513	-	-
	-	-		-	-		-	4,558	(7)	96,311	-	-

Hildebrandt	5,000	-		-	$6.50	(3)	03/02/2010	-		-	-	-
	1,000	-		-	$20.60		03/07/2011	-		-	-	-
	3,000	-		-	$22.65		11/07/2012	-		-	-	-
	1,200	300	(8)	-	$28.45		11/06/2013	-		-	-	-
	-	-		-	-		-	389	(4)	$8,220	-	-

(1)	The amounts include additional units that are credited as a result of the reinvestment of distribution equivalents.

(2)	The market values in this column were calculated by multiplying the closing price of our units as of December 31, 2007 as reported on the NYSE by the number of unvested units.

(3)

These variable priced options were granted in 2000 to Messrs. Kinzel and Hildebrandt as part of a restructuring of the Partnership’s executive compensation system and its structure for paying fees to its general partner. Mr. Decker’s variable priced options were granted in 2000 as part of a long-term incentive plan.

(4)	These phantom units vest and will be payable either in cash, units or a combination of both in March 2008.

(5)	These phantom units vest and will be payable either in cash, units or a combination of both 50% in March 2008 and 50% in March 2009.

(6)	These phantom units vest and will be payable either in cash, units or a combination of both 50% in March 2009 and 50% in March 2010.

(7)	These phantom units vest and will be payable either in cash, units or a combination of both 50% in March 2010 and 50% in March 2011.

(8)	Options vest at a rate of 20% per year over the first five years of the ten-year option term.

OPTION EXERCISES AND UNITS VESTED IN 2007

	Option Awards		Unit Awards (1)
(a)	(b)	(c)	(d)	(e)

Name	Number of Units Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Units Acquired on Vesting (2) (#)	Value Realized on Vesting (3) ($)
Kinzel	30,000	$89,450	28,442	$829,938	(2)
			-	$553,284	(3)

Falfas	-	$-	221	$6,449	(2)
			-	$4,290	(3)

Crage	-	$-	-	$-

Decker	-	$-	881	$34,958	(2)
			-	$23,323	(3)

Hildebrandt	3,000	$64,680	221	$6,449	(2)
			-	$4,290	(3)

(1)

Reflects the vesting and related value of phantom unit grants made in 2003 and 2004 pursuant to the Senior Management Long-Term Incentive Compensation Plan, including additional units credited as a result of reinvestment of distribution equivalents.

(2)

Of the total units that vested in 2007, each of Messrs. Kinzel, Falfas, Decker, and Hildebrandt received 60% of the value in units and 40% of the value in cash. The number in column (d) indicates the number of units acquired, representing 60% of the unit grants that vested in 2007.

(3)	The first amount listed for each individual represents the value of the units acquired on vesting. The second amount represents the cash received.

PENSION BENEFITS FOR 2007

Our Amended and Restated Supplemental Retirement Program provides retirement benefits to its participants, including Messrs. Kinzel and Falfas. Participants have the right to receive cash payments from us upon retirement at age 62 or over, with a minimum of 20 years’ service to us. The Amended and Restated Supplemental Retirement Program is not presently open to additional participants, but we have adopted a new 2008 Supplemental Retirement Plan as further described below. Amounts were allocated in prior years to participants from the general partner fees as approved by the Compensation Committee. No allocations have been made since May 2004. Each account accrues interest at the prime rate as established from time to time by our bank. Participants who leave our employ prior to age 62 or before achieving 20 years of service forfeit the amount in their account. In the event of death, disability or retirement at age 62 or over with 20 years of service, all amounts accrued will vest and become payable. In the event of a change in control, all amounts accrued will vest and fund a trust for the benefit of the participant when the participant reaches age 62, dies or becomes disabled. The accrued balance may be distributed in a lump sum or in a number of future payments over a period not to exceed 10 years.

The amounts indicated in the table below represent the December 31, 2007 present value of accumulated benefits payable to each of the named executive officers under the Amended and Restated Supplemental Retirement Program. Mr. Kinzel has reached retirement age under the Program and has more than 20 years of service. Therefore, if Mr. Kinzel were to retire, he would be entitled to receive the amount indicated below. Because Mr. Falfas is not vested in the Program yet, we have indicated the present value of his accumulated benefit determined using interest rate assumptions consistent with those used in our financial statements.

(a)	(b)	(c)	(d)	(e)

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Kinzel	Amended and Restated Supplemental Retirement Program	35	$1,679,552	-

Falfas	Amended and Restated Supplemental Retirement Program	32	$18,234	-

Crage	-	-	-	-

Decker	-	-	-	-

Hildebrandt	-	-	-	-

We adopted our 2008 Supplemental Retirement Plan (the “2008 SERP”) on February 4, 2008. The 2008 SERP will provide nonqualified retirement benefits to its participants, who will be selected by the Compensation Committee or other committee designated to administer the plan. Plan participants will be selected prior to the beginning of a plan year, except for the first year of the plan, for which participants were selected within 30 days of the effective date of the plan. Messrs. Falfas, Crage and Decker have been designated as participants in the 2008 SERP for the 2008 plan year, and accounts have been credited for the 2008 plan year as described in the Compensation Discussion and Analysis on page 12. Amounts to be credited to participants’ accounts are to be made on the basis of base salary, and the 2008 SERP provides for proration of the amounts to be credited to accounts during 2008. No participant account may be credited more than $100,000 in any plan year, and no more than $250,000 may be credited in the aggregate to all participant accounts in any plan year. The maximum amount that may be credited to all participant accounts over the next 17 years is $3,350,000. Interest will accrue on participants’ accounts at the prime rate of our bank, as adjusted each December, and interest accruals will not count towards the preceding limitations on amounts that may be credited under the plan.

Participants who incur a separation from service at age 62 or over before having 20 years of service or who otherwise incur a separation from service, other than as a result of death or disability, forfeit their entire account. In the event of death, disability or separation of service at age 62 or over with at least 20 years of service, all amounts accrued to a participant’s account will vest and become payable. In the event of a change in control, all amounts accrued will vest and fund a trust for the benefit of the participant once the participant retires at age 62 or over, dies or becomes disabled. The plan generally provides for the distribution of the accrued balance as a lump sum amount and specifies the time for distribution. Participants may elect to receive the lump sum at a different time or to receive the accrued balance in a number of future payments over a specified period if certain conditions are satisfied. In general, the delay elected by a participant may not exceed 10 years or 5 years depending on when the distribution election is made. Distribution elections by participants who also participate in our Amended and Restated Supplemental Retirement Program and whose accounts under that other plan include credits other than earnings credits allocated after December 31, 2004 must be the same as the elections under the other plan for each distribution event.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We maintain employment agreements or change in control agreements with all of our named executive officers, and some of the named executive officers also participate in our long-term incentive plans and our supplemental retirement plan. The following summaries describe and quantify the payments that each named executive officer would receive if his employment with us were terminated or if we had a change in control. In all cases, the timing and amount of payments will comply with the requirements of Section 409A of the Code. The summaries assume that the termination or change in control occurred on December 31, 2007 and the relevant unit price is the closing market price of our units on the NYSE on December 31, 2007, which was $21.13.

Payments Pursuant to Employment Agreements with Certain Executive Officers

The following information summarizes payments that our named executive officers will receive in the event of termination with or without cause, death, disability and retirement. For information regarding payments in the event of a change in control, see “Payments Upon a Change in Control” below. For additional information regarding payments in the event of death, disability or retirement, see “Payments Upon Death, Disability or Retirement” below.

Richard L. Kinzel

We have an employment agreement with Mr. Kinzel, our chairman, president and chief executive officer. If we terminate Mr. Kinzel’s employment for cause, we will not be obligated to make any payment to him other than salary and incentive compensation earned but not yet paid as of the termination date in accordance with the terms of each incentive plan. As defined in his employment agreement, “cause” means (a) conviction of a felony or crime of moral turpitude, (b) failure to perform duties that results in material injury or damage to us, (c) failure to comply with the confidentiality and noncompetition provisions of the agreement, (d) theft, embezzlement or fraud, (e) gross negligence or misconduct relating to our affairs or (f) violation of our policies and procedures related to discrimination or harassment. Mr. Kinzel cannot be terminated for cause if he reasonably and in good faith believed his actions were in our best interests or if he met the standard of conduct for indemnification or reimbursement under our governing documents or the laws of the State of Ohio.

If we terminate Mr. Kinzel’s employment other than for cause, Mr. Kinzel will receive a lump-sum payment within twenty business days of termination (or such period of time as may be required by Section 409A of the Code) that consists of (a) his annual base salary earned but unpaid through the date of termination and (b) an amount equal to the present value, using a reasonable interest rate, of his annual base salary on the date of termination and incentive compensation that he would have received had he remained employed for the term of the agreement. The incentive compensation amount will be determined by computing the average incentive compensation that Mr. Kinzel received under the incentive plans during the three years preceding the termination multiplied by the number of years remaining on the employment agreement. In addition, all of Mr. Kinzel’s outstanding equity awards, including options and restricted unit awards, will vest and become payable in accordance with the terms of the respective plan and Section 409A. Mr. Kinzel’s options will be exercisable until the earlier of the expiration of the option or March 1, 2012. Mr. Kinzel and his spouse will receive lifetime health coverage benefits that, when combined with Medicare, will be substantially similar to the coverage provided to our employees, and any expense for Medicare coverage will be reimbursed by us. We will also maintain the $2 million life insurance policy on Mr. Kinzel’s life for the benefit of his designee through July 23, 2018, and Mr. Kinzel will be eligible to participate in our fringe benefit plans and programs on terms no less favorable than provided to our other senior managers and officers through January 2, 2012.

If Mr. Kinzel suffers from a disability, he will receive the same benefits as if he were terminated other than for cause, except that his salary benefits will be reduced by any payments received by him from any short- or long-term disability plan maintained by us. A disability is defined as a physical or mental illness that renders Mr. Kinzel unable to perform his duties on a full-time basis for a period of six consecutive months as confirmed by a physician selected by us.

If Mr. Kinzel dies during the term of the agreement, Mr. Kinzel’s estate will receive all of his compensation earned but not yet paid within ninety days of his death. In addition, all of Mr. Kinzel’s outstanding equity awards, including options and restricted unit awards, will vest, and his options will be exercisable until the earlier of the expiration of the option or March 1, 2012. Mr. Kinzel’s spouse will receive lifetime health care coverage, including a supplement to Medicare and reimbursement of any expense for Medicare coverage, so that her complete health care coverage is substantially similar to coverage provided to our active employees.

If Mr. Kinzel retires, he and his spouse will receive lifetime health coverage benefits that, when combined with Medicare, will be substantially similar to the coverage provided to our employees, and any expense for Medicare coverage will be reimbursed by us. In addition, all of Mr. Kinzel’s outstanding equity awards will vest, and his options will be exercisable until the earlier of the expiration date of the award or 10 years from the date of retirement. All other equity awards will be paid in accordance with the terms of the respective plan and Section 409A.

During the longer of the period during which Mr. Kinzel is receiving benefits and 24 months following the date of termination, he will be subject to a noncompete and a nonsolicitation provision. In addition, if Mr. Kinzel is terminated other than for cause, then in order to receive those payments and benefits, Mr. Kinzel must provide a mutually acceptable separation agreement and release.

Jacob T. Falfas, Peter J. Crage, and Robert A. Decker

Each of Messrs. Falfas, Crage and Decker are entitled to certain payments if we terminate their employment other than for cause. As defined in their employment agreements, “cause” means (a) conviction of a felony, (b) failure to perform duties that results in significant injury or damage to us, (c) failure to comply with the confidentiality and noncompetition provisions of the employment agreement, (d) fraud, (e) gross negligence or misconduct relating to our affairs, (f) violation of our policies and procedures related to discrimination or harassment or (g) dishonesty or significant impropriety resulting or intending to result in personal gain to the executive officer at our expense, monetary or otherwise. If the executive officer is terminated for cause, he will receive a lump sum payment on the twentieth business day following termination of his base salary earned but not yet paid as of the date of termination.

If terminated other than for cause, then upon providing a separation and release agreement to us, each executive will receive his base salary for the longer of one year or the remaining term of the agreement paid in accordance with our payroll practices. Each will also be entitled to receive medical and dental insurance during the period of time that he receives salary payments.

If the executive officer suffers from a disability, defined as a physical or mental illness that renders him incapable of performing his duties on a full-time basis for six consecutive months, the executive officer will receive the same benefits as if he were terminated other than for cause, except that any salary benefits will be reduced by any payments received from any short or long term disability plan maintained by us. If the executive officer dies during the term of his employment agreement, his estate will receive any earned but unpaid compensation and benefits within ninety days of the date of death. We will continue health care coverage for his immediate family for the shorter of 24 months following death or the remainder of the term of the agreement.

Upon termination, Messrs. Falfas, Crage and Decker will be subject to twelve-month noncompetition and nonsolicitation provisions contained in their employment agreements.

Payments upon a Change in Control

In the event of a change in control, Messrs. Kinzel, Falfas, Crage and Decker will receive benefits and payments in accordance with the terms of their employment agreements. Mr. Hildebrandt will receive benefits and payments in accordance with our Amended and Restated Executive Change of Control Plan, which covers designated officers who do not otherwise have change in control provisions in employment agreements or otherwise. Our incentive plans and our Amended and Restated Supplemental Retirement Plan also contain change in control provisions. As discussed above, we amended and restated our plans, supplemental retirement plan and employment agreements in 2007 to comply with Section 409A of the Code and to create consistency among the plans and agreements. For example, as amended and restated, our plans and agreements contain the same definitions for “change in control,” “cash compensation,” and other important terms, so that if a change in control occurs under one plan or agreement, it will trigger payment under the other plans and agreements as well.

All of our plans and agreements contain a double trigger change in control provision. This means that two events must occur for a participant to receive payments under the change in control provision. First, a change in control must occur. Each of our incentive plans and employment agreements uses the “change in control” definition provided by Section 409A of the Code. “Change in control” events include:

•

a change in ownership of the Partnership which generally would occur when a person or group acquires units representing more than 50 percent of the total fair market value or total voting power of the Partnership;

•

a change in the effective control of the Partnership, which could occur even if a change in ownership has not occurred, and would occur if either (i) a person or group acquires units, all at once or over a period of 12 months, representing 30 percent or more of the total voting power of the Partnership, or (ii) a majority of our directors will have been replaced during a 12-month period by directors not endorsed by a majority of the board before the date of appointment or election; or

•

a change in ownership of a substantial portion of the assets of the Partnership, which would occur if a person or group acquires, all at once or over a period of 12 months, assets from us that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of our assets immediately before the acquisition(s), determined without regard to any liabilities associated with such assets.

Section 409A and its rules contain detailed provisions for determining whether a change in control event has occurred. The above descriptions of change in control events are general summaries only, and we refer you to Section 409A and its rules for additional detail.

The second trigger is that the executive’s employment must be terminated within 24 months of the change in control. “Termination” includes involuntary termination of the executive as well as “deemed termination” which occurs if the executive-is forced to relocate by more than 35 miles, if he suffers a reduction in base salary or a significant reduction in responsibility or if his position is eliminated.

In each employment agreement and in the Amended and Restated Change in Control Plan, “cash compensation” with respect to any calendar year is defined as (a) the total salary payable, (b) annual cash bonuses earned, even if not paid and (c) with respect to any multi-year bonus, the amount actually paid. Any lump sum payments made in connection with a change in control will be paid within sixty days following the termination, subject to the requirements of Section 409A.

Richard L. Kinzel

Pursuant to the terms of Mr. Kinzel’s employment agreement, if Mr. Kinzel’s employment is terminated (other than for cause) within 24 months of a change in control, Mr. Kinzel will receive:

•

the greater of (i) the payments he would receive if he were terminated under his employment agreement other than for cause or (ii) the payments he would receive if he participated in our Amended and Restated Change in Control Plan. The payments that Mr. Kinzel would receive if he is terminated other than for cause are outlined above under “Payments Pursuant to Employment Agreements with Certain Executive Officers.” If he participated in our Amended and Restated Change in Control Plan, Mr. Kinzel would receive a payment equal to 3 times his average annual cash compensation, for the 3 years preceding the year in which the change in control occurred, less US$1.

•	lifetime health care coverage, a supplement to Medicare and reimbursement of any expense for Medicare as detailed in the employment agreement for Mr. Kinzel and his spouse;

•	maintenance of a $2 million term life insurance policy on the life of Mr. Kinzel for the benefit of his designee until July 23, 2018;

•

life, disability and accident benefits on terms no less favorable than those provided to our other officers for the longer of (i) the period ending January 2, 2012 or (ii) 3 years, or if shorter, until Mr. Kinzel is re-employed;

•	fringe benefits on terms no less favorable than those received by our other officers until January 2, 2012; and

•	tax gross-up payments to reimburse Mr. Kinzel for any excise taxes he may incur under Sections 280G and 4999 of the Code.

Jacob T. Falfas and Peter J. Crage

If Mr. Falfas’ or Mr. Crage’s employment is terminated (other than for cause) within 24 months of a change in control, each will receive:

•

2.5 times his average annual cash compensation for the 3 years (or such shorter period of time that the executive is employed by us) preceding the year in which the change in control occurred, less US$1;

•

life, disability, accident and health insurance benefits substantially similar to those that were received or entitled to be received prior to termination for the shorter of 30 months or the period until he is re-employed; and

•	tax gross-up payments to reimburse the executive for any excise taxes he may incur under Sections 280G and 4999 of the Code.

Robert A. Decker

If Mr. Decker’s employment is terminated (other than for cause) within 24 months of a change in control, he will receive:

•	2 times his average annual cash compensation for the 3 years (or such shorter period of time that he is employed by Cedar Fair) preceding the year in which the change in control occurred, less US$1;

•

life, disability, accident and health insurance benefits substantially similar to those that were received or entitled to be received prior to termination for the shorter of 24 months or the period until he is re-employed; and

•	tax gross-up payments to reimburse the executive for any excise taxes he may incur under Sections 280G and 4999 of the Code.

H. John Hildebrandt

Mr. Hildebrandt will receive payments and benefits upon a change in control pursuant to our Amended and Restated Change in Control Plan. If Mr. Hildebrandt is terminated within 24 months of change in control, he will receive:

•	90% of 2 times his average annual cash compensation for the 3 years (or such shorter period of time that he is employed by us) preceding the year in which the change in control occurred; and

•

life, disability, accident and health insurance benefits substantially similar to those that were received or entitled to be received prior to termination for the shorter of 12 months or the period until he is re-employed.

Incentive Plan and Supplemental Retirement Plan Payments

In addition to the payments and benefits outlined above, our incentive plans and our supplemental retirement plan contain change in control provisions that may result in payments to participating named executive officers, summarized below. In the event of a change in control:

•

Grants made under our Amended and Restated Senior Management Long-Term Incentive Compensation Plan for the year in which the change in control occurs, as well as any unpaid awards from prior years, will be paid in a lump sum cash payment within ninety days of the event (or such period of time as may be required by Section 409A of the Code) and will be deemed to have been earned at 100% of the target level in the year of the change in control.

•

Grants made under our Amended and Restated 2000 Equity Incentive Plan, including options, unit appreciation rights, restricted units or performance units, will vest, become fully exercisable and be free of all restrictions or limitations. Option holders may elect to “cash out” any options for the difference between the price of the option and the change in control price per unit within 60 days of a change in control.

•

Grants made under our Amended and Restated 2000 Senior Executive Management Incentive Plan, pursuant to which we grant our cash bonuses, will be deemed to have been earned at 100% of the target level in the year of the change in control and will be paid within 30 days following a change in control.

•

All amounts accrued by the named executive officers under our Amended and Restated Supplemental Retirement Program will vest and be funded in a trust for the benefit of the executive officers when they reach age 62, die, or become disabled, whichever occurs first.

Payments upon Death, Disability or Retirement

If any named executive officer dies, becomes disabled or retires while employed by us, any unvested phantom unit awards under our Amended and Restated Senior Management Long-Term Incentive Compensation Plan will be paid in full, including awards for the year of the event, in a lump sum cash payment within ninety days of the event (or such period of time as required by Section 409A of the Code). In addition, any unvested options held by the executive will vest and become exercisable immediately. All amounts accrued under our Amended and Restated Supplemental Retirement Program will also become fully vested and payable. Any cash incentive awards outstanding at the time of death or retirement will be paid on a prorated basis. Messrs. Kinzel, Falfas, Crage and Decker also will receive any payments in these situations as described above under “Payments Pursuant to Employment Agreements with Certain Executive Officers.”

Richard L. Kinzel

The payments that would have been made to Mr. Kinzel upon a termination of his employment or a change in control of the Partnership as of December 31, 2007, are as follows:

Executive Benefits and Payments Upon Separation	Termination For Cause	Termination Other than For Cause		Normal Retirement		Disability		Death		Termination upon Change in Control

Compensation
Earned but unpaid salary	$23,077	$23,077		$23,077		$23,077		$23,077		$23,077
Severance	-	4,064,868		-		4,064,868	(1)	-		4,064,868	(2)
Incentive compensation	1,188,000	6,419,654		1,200,000	(3)	6,419,654		1,200,000	(3)	7,619,654
Unit options	-	-		-		-		-		-
Phantom units	-	3,424,603		3,424,603		3,424,603		3,424,603		3,424,603
Supplemental retirement	1,679,552	1,679,552		1,679,552		1,679,552		1,679,552		1,679,552

Benefits
Health insurance	-	184,538	(5)	184,538	(5)	184,538	(5)	108,184		184,538	(5)
Life insurance	-	66,199		-		66,199		2,000,000	(4)	66,199
Fringe Benefits	-	70,716		-		70,716		-		70,716
Tax gross-up	-	-		-		-		-		5,771,602

Totals	$2,890,629	$15,933,207		$6,511,770		$15,933,207		$8,435,416		$22,904,809

(1)	This payment will be decreased by any payments or benefits that Mr. Kinzel receives as a result of long or short-term disability plans maintained by the Partnership.

(2)	This payment was computed under the change-in-control provision specifically defined under the 2007 Amended and Restated Employment Agreement with Mr. Kinzel.

(3)	This payment represents payout at 100% of the target level in accordance with the discretion of the Compensation Committee.

(4)	Amount represents proceeds paid out under a life insurance policy purchased by the Partnership for Mr. Kinzel.

(5)	This payment will be decreased by any benefits that Mr. Kinzel receives under Medicare.

Jacob T. Falfas

The payments that would have been made to Mr. Falfas upon a termination of his employment or a change in control of the Partnership as of December 31, 2007, are as follows:

Executive Benefits and Payments Upon Separation	Termination For Cause	Termination Other than For Cause	Disability		Death		Termination upon Change in Control

Compensation
Earned but unpaid salary	$11,538	$11,538	$11,538		$11,538		$11,538
Severance	-	1,150,000	1,150,000	(1)	-		2,134,961
Incentive compensation	-	-	-		420,000	(2)	420,000
Unit options	-	-	-		-		-
Phantom units	-	-	968,092		968,092		968,092
Supplemental retirement	-	-	18,234		18,234		18,234

Benefits
Health insurance	-	23,460	23,460		23,460		30,600
Life insurance	-	-	-		-		6,250
Tax gross-up	-	-	-		-		1,211,861

Totals	$11,538	$1,184,998	$2,171,324		$1,441,324		$4,801,536

(1)	This payment will be decreased by any payments or benefits that Mr. Falfas receives as a result of long or short-term disability plans maintained by the Partnership.

(2)	This payment represents payout at 100% of the target level in accordance with the discretion of the Compensation Committee.

Peter J. Crage

The payments that would have been made to Mr. Crage upon a termination of his employment or a change in control of the Partnership as of December 31, 2007, are as follows:

Executive Benefits and Payments Upon Separation	Termination For Cause	Termination Other than For Cause	Disability		Death		Termination upon Change in Control

Compensation
Earned but unpaid salary	$7,692	$7,692	$7,692		$7,692		$7,692
Severance	-	400,000	400,000	(1)	-		1,354,244
Incentive compensation	-	-	-		260,000	(2)	260,000
Unit options	-	-	-		-		-
Phantom units	-	-	755,694		755,694		755,694
Supplemental retirement	-	-	-		-		-

Benefits
Health insurance	-	12,240	12,240		11,220		30,600
Life insurance	-	-	-		-		6,250
Tax gross-up	-	-	-		-		867,839

Totals	$7,692	$419,932	$1,175,626		$1,034,606		$3,282,319

(1)	This payment will be decreased by any payments or benefits that Mr. Crage receives as a result of long or short-term disability plans maintained by the Partnership.

(2)	This payment represents payout at 100% of the target level in accordance with the discretion of the Compensation Committee.

Robert A. Decker

The payments that would have been made to Mr. Decker upon a termination of his employment or a change in control of the Partnership as of December 31, 2007, are as follows:

Executive Benefits and Payments Upon Separation	Termination For Cause	Termination Other than For Cause	Disability		Death		Termination upon Change in Control

Compensation
Earned but unpaid salary	$ 4,808	$ 4,808	$ 4,808		$ 4,808		$ 4,808
Severance	-	250,000	250,000	(1)	-		650,025
Incentive compensation	-	-	-		150,000	(2)	150,000
Unit options	-	-	-		-		-
Phantom units	-	-	291,637		291,637		291,637
Supplemental retirement	-	-	-		-		-

Benefits
Health insurance	-	12,240	12,240		5,100		24,480
Life insurance	-	-	-		-		5,000
Tax gross-up	-	-	-		-		369,541

Totals	$4,808	$267,048	$558,685		$451,545		$1,495,491

(1)	This payment will be decreased by any payments or benefits that Mr. Decker receives as a result of long or short-term disability plans maintained by the Partnership.

(2)	This payment represents payout at 100% of the target level in accordance with the discretion of the Compensation Committee.

H. John Hildebrandt

The payments that would have been made to Mr. Hildebrandt upon a termination of his employment or a change in control of the Partnership as of December 31, 2007, are as follows:

Executive Benefits and Payments Upon Separation	Termination For Cause	Termination Other than For Cause	Disability	Death	Termination upon Change in Control

Compensation
Earned but unpaid salary	$ 5,096	$ 5,096	$ 5,096	$ 5,096	$ 5,096
Severance	-	-	-	-	637,025
Incentive compensation	-	-	-	132,500(1)	132,500
Unit options	-	-	-	-	-
Phantom units	-	-	8,220	8,220	8,220
Supplemental retirement	-	-	-	-	-

Benefits
Health insurance	-	-	-	-	12,240
Life insurance	-	-	-	-	2,500

Totals	$5,096	$5,096	$13,316	$145,816	$797,581

(1)	This payment represents payout at 100% of the target level in accordance with the discretion of the Compensation Committee.

DIRECTOR COMPENSATION

The Nominating and Corporate Governance Committee of the Board of Directors recommends the fees paid to Directors and Board Committee members for services in those capacities. The schedule of fees for 2008 is as follows:

1.

For service as a member of the Board, $50,000 per annum, payable in cash quarterly, plus $1,500 payable in cash for attendance at each meeting of the Board, plus $120,000 per annum to be paid in limited partnership units, adjusted for fractional units as needed;

2.

For service as a Board Committee member, $2,000 per annum (excluding Committee Chairman), plus $250 for attendance at each Committee meeting held on the same date on which the Board of Directors meets and $1,500 for attendance at any additional Committee meeting held on a date other than a date on which the Board of Directors meets; and

3.

For service as Chairman of the Audit Committee of the Board, a fee of $10,000 per annum, and for service as the Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee, a fee of $5,000 for each per annum.

These fees are payable only to non-management Directors. Management Directors receive no additional compensation for service as a Director. All Directors receive reimbursement from the Partnership for expenses incurred in connection with service in that capacity.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Partnership to non-employee Directors for the fiscal year ended December 31, 2007. The schedule of fees for 2007 was as follows:

1.	For service as a member of the Board, $50,000 per annum, payable quarterly, plus $1,500 for attendance at each meeting of the Board, plus an annual grant of 4,000 limited partnership units;

2.

For service as a Board Committee member, $2,000 per annum (excluding Committee Chairman), plus $250 for attendance at each Committee meeting held on the same date on which the Board of Directors meets and $1,500 for attendance at any additional Committee meeting held on a date other than a date on which the Board of Directors meets; and

3.

For service as Chairman of the Audit Committee of the Board, a fee of $10,000 per annum, and for service as the Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee, a fee of $5,000 for each per annum.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Name (1)	Fees Earned or Paid in Cash	Unit Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Darrel D. Anderson	$72,250	$88,318	$-	$-	$-	$5,000	$165,568

Richard S. Ferreira	$89,750	$88,318	$2,163	$-	$-	$2,500	$182,731

Michael D. Kwiatkowski	$84,750	$88,318	$2,163	$-	$-	$-	$175,231

David L. Paradeau	$73,750	$88,318	$2,163	$-	$-	$-	$164,231

Steven H. Tishman	$62,000	$88,318	$2,163	$-	$-	$5,000	$157,481

Thomas A. Tracy	$70,000	$88,318	$2,163	$-	$-	$5,000	$165,481

(1)	Richard L. Kinzel, the Partnership's Chairman, President and Chief Executive Officer, is not included in this table as he is an employee of the Partnership and thus receives no compensation for his service as a Director. The compensation received by Mr. Kinzel as an employee of the Partnership is shown in the Summary Compensation Table on page 18.

(2)	The amounts in column (c) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), for the annual award of 4,000 units granted in 2007. As of December 31, 2007, each Director has 4,162 units earned in 2007 but unissued, including additional units credited as a result of reinvestment of distribution equivalents during 2007, which were subsequently issued in January 2008.

(3)	The amounts in column (d) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2007. As of December 31, 2007, each Director has the following number of options outstanding: Darrel D. Anderson: -0-; Richard S. Ferreira: 2,400; Michael D. Kwiatkowski: 800; David L. Paradeau: 1,200; Steven H. Tishman: 800; and Thomas A. Tracy 1,200.

(4)	The amounts in column (g) reflect amounts paid in connection with our charitable awards matching program.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Partnership’s proxy statement and was appropriate for incorporation by reference into the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to be filed with the Securities and Exchange Commission.

Michael D. Kwiatkowski, Chairman

Richard S. Ferreira

C. Thomas Harvie

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning units authorized or available for issuance under our equity compensation plans as of December 31, 2007.

Plan Category	Number of units to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of units remaining available for future issuance under equity compensation plans (excluding units reflected in column (a)) (c)
Equity compensation plans approved by unitholders	1,665,397	$11.42	1,449,522
Equity compensation plans not approved by unitholders	-	-	-
Total	1,665,397	$11.42	1,449,522

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of Partnership units beneficially owned by each of the Partnership’s directors, named executive officers, all current directors and executive officers as a group, and by each person known by the Partnership to own 5% or more of its units as of January 31, 2008.

Directors and Executive Officers

	Amount and Nature of Beneficial Ownership
	Beneficial Ownership	Investment Power		Voting Power		Percentage of Units (1)
Name of Beneficial Owner		Sole	Shared	Sole	Shared

Richard L. Kinzel (2)	1,996,873	1,561,723	435,150	1,561,723	435,150	3.6%
Jacob T. Falfas (3)	94,094	88,916	5,178	88,916	5,178	*
Peter J. Crage	1,877	1,877	-	1,877	-	*
Robert A. Decker (4)	14,696	14,696	-	14,696	-	*
H. John Hildebrandt (5)	38,742	38,742	-	38,742	-	*
Darrel D. Anderson	290,720	290,720	-	290,720	-	*
Richard S. Ferreira (6)	17,593	13,497	4,096	13,497	4,096	*
Michael D. Kwiatkowski (7)	27,521	27,521	-	27,521	-	*
David L. Paradeau (8)	12,493	12,193	300	12,193	300	*
Steven H. Tishman (9)	21,841	21,841	-	21,841	-	*
C. Thomas Harvie	1,000	1,000	-	1,000	-	*
All Directors and officers as a group (16 individuals) (10)	2,585,098	2,139,343	445,755	2,139,343	445,755	4.7%

*	Less than one percent of outstanding units.

(1)

For purposes of calculating the Percentage of Units, the number of units outstanding as of January 31, 2008 (54,361,983) plus the number of vested options to purchase units (1,047,400 in total) was used.

(2)

Includes 601,723 units and options to purchase 960,000 units as to which Mr. Kinzel has sole voting and investment power, and 435,150 units for which he has shared voting and investment power. Included in the shared position are 383,020 units held by a corporation of which Mr. Kinzel, together with former executives of the General Partner, is a shareholder, and under Rule 13d-3 of the Securities and Exchange Commission, is deemed to be the beneficial owner of these units by having shared investment and voting power. Mr. Kinzel disclaims beneficial ownership of 331,400 of these units. The units owned by the corporation have been counted only once in the total of the directors and executive officers as a group.

(3)	Includes 73,916 units and options to purchase 15,000 units as to which Mr. Falfas has sole voting and investment power, and 5,178 units for which he has shared voting and investment power.

(4)	Includes 2,496 units and options to purchase 12,200 units as to which Mr. Decker has sole voting and investment power.

(5)

Includes 28,542 units and options to purchase 10,200 units as to which Mr. Hildebrandt has sole voting and investment power. Does not include options to purchase of 300 units that will not vest within 60 days from January 31, 2008.

(6)

Includes 11,497 units and options to purchase 2,000 units as to which Mr. Ferreira has sole voting and investment power, and 4,096 units for which he has shared voting and investment power. Does not include options to purchase 400 units that will not vest within 60 days from January 31, 2008.

(7)

Includes 27,121 units and options to purchase 400 units as to which Mr. Kwiatkowski has sole voting and investment power. Does not include options to purchase 400 units that will not vest within 60 days from January 31, 2008.

(8)

Includes 11,393 units and options to purchase 800 units as to which Mr. Paradeau has sole voting and investment power, and 300 units for which he has shared voting and investment power. Does not include options to purchase 400 units that will not vest within 60 days from January 31, 2008.

(9)

Includes 21,441 units and options to purchase 400 units as to which Mr. Tishman has sole voting and investment power. Does not include options to purchase 400 units that will not vest within 60 days from January 31, 2008.

(10)

The unit amounts listed include a total of 1,047,400 units of limited partner interest which all current directors and officers as a group have vested options to acquire within 60 days from January 31, 2008.

5% or Greater Unitholders

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Units (1)

Darrel D. Anderson & Associates, Inc. (2) 1 Rue St. Cloud, Newport Beach, CA 92660	3,286,949	(2)	5.9%

(1)

For purposes of calculating the Percentage of Units, the number of units outstanding as of January 31, 2008 (54,361,983) plus the number of vested options to purchase units (1,047,400 in total) was used.

(2)

Amount owned as of December 31, 2007, according to the Partnership’s tax records, by Darrel D. Anderson & Associates, Inc. and related entities (collectively, the “Reporting Persons”). The Reporting Persons disclaim “group” status under Section 13(d) of the Exchange Act of 1934, and each Reporting Person disclaims beneficial ownership of any Units held by any other Reporting Person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Richard Kinzel’s son, Bart Kinzel, Vice President and General Manager of Star Trek: The Experience, and son-in-law, Tim Boals, Corporate Vice President – Resale and Sponsorships, are employed by the Partnership and each receive compensation in excess of $120,000 annually. There were no other transactions that must be disclosed between the Partnership and our officers, directors or any person related to our officers or directors, or with any holder of more than 5% of the outstanding units, during 2007 and through the date of this proxy statement.

All transactions between the Company and the Partnership on the one hand, and any officer, director or related party on the other hand, are subject to a specific approval process set forth in the Company’s Corporate Governance Guidelines. Each officer and director is expected to bring any relationship or transaction with the Partnership or the Company in which he or she has a direct or indirect interest to the attention of the Nominating and Corporate Governance Committee. That Committee reviews the transaction and considers, among other things, whether the transaction impacts the independence of any independent Board member, whether the related party’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party. The Committee, or its Chair if so authorized, may approve the transaction. If the transaction is approved by the Chair, the approval is subject to subsequent ratification by the full Committee. If the transaction involves an amount in excess of $120,000 or if a member of the Nominating and Corporate Governance Committee is a party to or involved in the transaction, then the transaction will be reviewed and, if appropriate, approved by the disinterested members of the Board.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors, and persons who own more than ten percent (10%) of a registered class of Partnership units, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent unitholders are required by SEC regulation to furnish the Partnership with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3 and 4 (including amendments to such forms) furnished to the Partnership during 2007 and Forms 5 (including amendments to such forms) furnished with respect to 2007, no Director, officer, or beneficial owner of more than ten percent of the Partnership’s outstanding units failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2007, except that one Form 4 for Mr. Monty Jasper, Corporate Vice President—Safety and Engineering, was filed late.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors of Cedar Fair Management, Inc. is responsible for appointing and meeting with the Partnership’s independent registered public accounting firm and for assisting the Board in its oversight of the financial statement reporting, internal audit and risk management functions. Management is responsible for the financial reporting process, including the system of internal controls and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The independent auditors are responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP, and for auditing the Partnership’s internal control over financial reporting and management’s assessment thereof. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity.

Members of the Committee have reviewed and discussed the audited financial statements and internal controls for 2007 contained in the Partnership’s Annual Report on Form 10-K with management and representatives of Deloitte & Touche LLP. In addition, the Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee also discussed with them their independence from CFMI and the Partnership and its management, including the matters in the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, which the Audit Committee has received, and considered their independence in connection with non-audit services provided. The Audit Committee also reviewed with Deloitte & Touche LLP the critical accounting policies and practices followed by the Partnership and other material written communications between Deloitte & Touche LLP and the management of the Partnership, including its report on the Partnership’s internal control over financial reporting and management’s assessment thereof.

Based on these reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Board of Directors approved the recommendation.

Richard S. Ferreira, Chairman

Darrel D. Anderson

Michael D. Kwiatkowski

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES AND FEES

The aggregate fees billed or expected to be billed for the audit and non-audit services provided to us by our principal accountant during the last two fiscal years are set forth below.

Audit Fees

The Partnership was billed by Deloitte $903,000 and $771,730 for professional services rendered for the 2007 and 2006 audits of the annual financial statements and internal control over financial reporting, the review of the financial statements included in Forms 10-Q, and other services in connection with statutory and regulatory filings.

Audit-Related Fees

There were no audit-related fees in 2007. In 2006, the Partnership was billed by Deloitte $69,994 in audit-related fees for services related to the Partnership’s acquisition of Paramount Parks, Inc. from CBS Corporation on June 30, 2006.

Tax Fees

In 2007, the Partnership was billed by Deloitte $581,479 in fees for services related to tax compliance. In 2006, the Partnership was billed by Deloitte $248,463 for those same services.

Other Fees

There are no fees for professional services rendered by Deloitte that do not fit within the above category descriptions.

The Audit Committee reviews and pre-approves each audit and non-audit service engagement with the Partnership’s independent auditors.

EXPENSES OF SOLICITATION OF PROXIES

The Partnership has sent you this proxy and will pay the cost of soliciting the proxies from unitholders. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of the units, and the Partnership, upon request, will reimburse the brokerage houses and custodians for their reasonable expenses in so doing. The Partnership has retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation. Morrow & Co., Inc. will receive a fee of between $5,000 and $10,000 as compensation for its services plus reimbursement for its related out-of-pocket expenses. CFMI and its directors, officers and employees also may solicit the vote of unitholders. These persons will receive no additional compensation for their assistance in soliciting proxies.

NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

The proxy statement for the annual meeting of the limited partner unitholders to be held on May 15, 2008, as well as the Annual Report to Unitholders on Form 10-K, are available at www.cedarfair.com.

UNITHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Any unitholder who intends to present a proposal at the 2009 annual meeting and who wishes to have the proposal included in the Partnership’s proxy statement and form of proxy for that meeting must deliver the proposal to the Partnership at its principal executive offices not later than November 28, 2008. Unitholder proposals submitted after that date but before February 10, 2009 may be presented at the annual meeting but will not be included in the proxy materials. If a unitholder proposal is received after February 10, 2009, the persons named on the proxy card may vote in their discretion regarding the proposal all of the units for which the Partnership has received proxies for the annual meeting.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this report that are not historical in nature are forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including statements as to our expectations, beliefs and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, including those listed under Item 1A in the Partnership’s Form 10-K, could adversely affect our future financial performance and cause actual results to differ materially from our expectations.

Appendix A

CEDAR FAIR, L.P.

2008 OMNIBUS INCENTIVE PLAN

CEDAR FAIR, L.P.

2008 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

The Cedar Fair, L.P. 2008 Omnibus Incentive Plan (the “Plan”) is to designed to attract and retain outstanding individuals to serve as officers, directors, and employees of Cedar Fair, L.P. (the “Company”) and its Affiliates (the Company and its Affiliates are herein collectively referred to as “Cedar Fair”), and its general partner, Cedar Fair Management, Inc. (“CFMI”), thus enhancing the value of Cedar Fair for the benefit of its limited partners. The Plan offers officers and directors (including directors who are not employees of the Company or any Affiliate) an opportunity to acquire a proprietary and vested interest in the growth and performance of Cedar Fair through various Unit and Unit-based awards and provides employees with annual and long-term incentive awards as determined by the Board of Directors of CFMI.

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

2.1

“Affiliate” shall mean an employer with which the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code including, without limitation, Magnum Management Corporation, using eighty percent (80%) as the percentage of ownership required under such Code sections.

2.2

“Award” shall mean any Option, Unit Appreciation Right, Restricted Unit Award, Performance Unit, Distribution Equivalent, Other Unit Award, Cash Incentive Award or Long-Term Incentive Award granted pursuant to the provisions of the Plan.

2.3

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee and signed by both the Company or an Affiliate and the Participant.

2.4	“Board” shall mean the Board of Directors of CFMI.

2.5	“Cash Incentive Award” shall mean the award described in Article XI.

2.6	“CFMI” shall mean Cedar Fair Management, Inc., an Ohio corporation.

2.7

“Change in Control” shall mean a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company that constitutes a “change in control” under Section 409A (applied by analogy as if the Company were a corporation).

2.8	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.9

“Committee” shall mean the Compensation Committee of the Board, composed of no fewer than three directors, each of whom is a Non-Employee Director, or any other committee or designee of the Board that the Board authorizes to administer the Plan; provided, however, that Awards to, and other determinations with respect to, Participants who are subject to Section 16 of the Exchange Act and the rules and regulations thereunder shall, to the extent practicable, be made by the Board or by a committee of the Board meeting the requirements of Rule 16b-3(d)(1) under the Exchange Act, as from time to time amended or superseded.

2.10	“Company” shall mean Cedar Fair, L.P. a Delaware limited partnership.

2.11

“Disability,” to the extent that any payment under the Plan constitutes “nonqualified deferred compensation” within the meaning of Section 409A that is paid upon a disability, shall mean a “disability” within the meaning of Section 409A.

2.12	“Distribution Equivalent” shall mean any right granted pursuant to Section 15.9.

2.13	“Effective Date” shall mean January 1, 2008.

2.14

“Eligible Person” shall mean any key employee of the Company, any Affiliate, or CFMI and any officer or director thereof (including Non-Employee Directors) designated in the sole discretion of the Committee to be eligible to participate in the Plan.

2.15	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.16

“Fair Market Value” shall mean, with respect to any property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee in accordance with applicable law, including Section 409A. Fair Market Value with respect to Units shall mean the closing price on the trading day before the applicable date, such as the date of grant or the date of exercise.

2.17	“Long-Term Incentive Award” shall mean an award granted to a Participant by the Committee pursuant to Article XII.

2.18

“Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act or any successor definition adopted by the Securities and Exchange Commission.

2.19	“Option” shall mean a right granted to a Participant by the Committee under Article VI.

2.20

“Other Unit Award” shall mean any right, interest, or option that is valued in whole or in part by reference to, or are otherwise based on, Units (including securities convertible into Units) granted to a Participant by the Committee pursuant to Article X.

2.21	“Participant” shall mean an Eligible Person who is selected by the Committee to receive an Award under the Plan.

2.22	“Performance Award” shall mean any award of Performance Units granted pursuant to Article IX.

2.23

“Performance Period” shall mean that period established by the Committee at the time any Performance Award, Cash Incentive Award, or Long-Term Incentive Award is granted during which any performance goals specified by the Committee with respect to such Awards are to be measured.

2.24

“Performance Unit” shall mean a bookkeeping unit granted pursuant to a Performance Award under Article IX valued by reference to a designated number of Units or other property, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Units, or any combination thereof, upon achievement of performance goals during the Performance Period.

2.25

“Phantom Unit” shall mean a bookkeeping unit granted pursuant to a Long-Term Incentive Award under Article XII valued by reference to a designated number of Units, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Units, or any combination thereof, upon achievement of performance goals during the Performance Period.

2.26

“Restricted Unit” shall mean a Unit with restrictions that the holder must perform substantial services for the Company or an Affiliate and may not sell, transfer, pledge, or assign such Unit and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Unit and the right to receive any cash distributions) which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may specify pursuant to Article VIII.

2.27	“Restricted Unit Award” shall mean an award of Restricted Units granted under Article VIII.

2.28	“Retire” or Retirement” shall mean a Separation from Service at or after attainment of age 62.

2.29	“Schedule A” shall mean the Schedule A of the Plan, which contains procedures for deferring those Awards (other than Options and Unit Appreciation Rights) that may be deferred.

2.30	“Section 409A” shall mean Section 409A of the Code and the regulations and other guidance issued thereunder by the United States Department of Treasury and/or the Internal Revenue Service.

2.31

“Separation from Service” shall mean the termination of employment of a Participant or former Participant with the Company and all Affiliates (and, if applicable, with CFMI) that is a “separation from service” within the meaning of Section 409A.

2.32	“Specified Employee” shall mean a “specified employee” within the meaning of Section 409A and the Company’s “specified employee” identification policy, if any.

2.33	“Unit” shall mean a unit of limited partnership interest of the Company.

2.34	“Unit Appreciation Right” shall mean any right granted to a Participant pursuant to Article VII.

ARTICLE III

ADMINISTRATION

3.1

Committee Powers.    Subject to Section 3.2, the Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

(a)	Select the Eligible Persons to whom Awards may from time to time be granted;

(b)	Determine the type or types of Award to be granted to each Participant;

(c)	Prescribe the form of any notices, agreements, or other instruments relating to Awards;

(d)	For Awards to be settled in Units, determine the number of Units to be covered by each Award granted;

(e)	Determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted;

(f)	Determine whether, to what extent, and under what circumstances Awards may be settled in cash, Units, or other property or canceled or suspended;

(g)

Determine at the time of grant whether, to what extent, and under what circumstances cash, Units, and other property and other amounts payable with respect to an Award (other than Options and Unit Appreciation Rights) shall be deferred either automatically or at the election of the Participant pursuant to Schedule A;

(h)	Interpret and administer the Plan and any instrument or agreement entered into under the Plan;

(i)

Establish, alter, and repeal rules and regulations in accordance with applicable law (including Section 409A) and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(j)	Make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Decisions of the Committee shall be final, conclusive, and binding upon all persons including the Company, any Affiliate, any Participant, any unitholder, and any Eligible Person of the Company, any Affiliate, or CFMI.

3.2

Delegations.    The Committee may delegate any of its authority with respect to Participants who are not subject to Section 16 of the Exchange Act to any other person or persons that it deems appropriate.

3.3	Expenses. The expenses of administration of the Plan shall be borne by the Company, its Affiliates, and CFMI.

ARTICLE IV

ELIGIBILITY

Except as specifically provided herein, any Eligible Person shall be eligible to be selected as a Participant for a particular Award; provided that any member of the Committee shall not participate in his own selection as a Participant or in the grant of any Award to himself.

ARTICLE V

DURATION OF, AND UNITS SUBJECT TO, PLAN

5.1

Term.    Subject to the provisions of Article XIV, the Plan shall remain in effect for ten (10) years after the Effective Date. Awards which are outstanding on the ten (10) year anniversary of the Effective Date (or such earlier termination date as may be established by the Board pursuant to Article XIV) shall continue in accordance with their terms.

5.2

Units Subject to the Plan.    The maximum number of Units with respect to which Awards may be granted under the Plan, subject to adjustment as provided in Section 5.3 of the Plan, is two million five hundred thousand (2,500,000) Units. Notwithstanding the foregoing, no Participant may be granted Awards in any one calendar year with respect to more than two hundred thousand (200,000) Units.

For the purpose of computing the total number of Units available for Awards under the Plan, there shall be counted against the foregoing limitations the number of Units that may be acquired upon exercise or settlement of Awards as of the dates on which such Awards are granted. The Units which were previously subject to Awards shall again be available for Awards under the Plan if any such Awards are forfeited, terminated, unexercised at the time of expiration or settled in cash or if the Units subject thereto can otherwise no longer be issued. Further, any Units which are used as full or partial payment to the Company by a Participant of the purchase price upon exercise of an Option shall again be available for Awards under the Plan.

Units that may be acquired pursuant to Awards under the Plan may be either authorized and unissued Units, issued Units that have been reacquired by the Company or its Affiliates or Units otherwise legally available. No fractional Units shall be issued under the Plan.

5.3

Changes in Units.    In the event of any merger, reorganization, consolidation, recapitalization, Unit dividend, Unit split, reverse Unit split, spin off, or similar transaction, or other change in legal structure affecting the Units, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class, and kind of Units that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind, and exercise price of Units subject to outstanding Options, Unit Appreciation Rights, or other Awards granted under the Plan, and in the number, class, and kind of Units subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided that the number of Units or other securities subject to any Award shall always be a whole number and provided the Committee shall consider the requirements of Section 409A in making such adjustments and substitutions.

ARTICLE VI

UNIT OPTIONS

6.1

In General.    Options may be granted to Participants either alone or in addition to other Awards granted under the Plan; provided that no other Award may have the effect of reducing the exercise price of an Option. For purposes of the Plan, a grant shall be considered to have been made when the Committee has fixed, for each Option, the identity of the Eligible Employee, the maximum number of Units, and the minimum exercise price; provided that there is no unreasonable delay in giving notice of the grant to the Participant.

Any Option granted under the Plan shall be evidenced by a written Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

6.2	Exercise Price. The exercise price per Unit purchasable under an Option shall never be less than the Fair Market Value of a Unit on the date of grant of the Option.

6.3	Number of Optioned Units. The number of Units subject to an Option shall be fixed on the date of grant of the Option.

6.4	Term. The term of each Option shall be fixed on the date of grant of the Option.

6.5

Exercisability.    Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant; provided that any extension of an Option shall result in exercise no later than the earlier of the latest date upon which the Option would have expired by its original terms or the ten (10) year anniversary of the date of grant of the Option.

6.6

Method of Exercise.    Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times as specified in the Award Agreement. The Participant may make payment of the Option price in such form or forms, including, without limitation, payment by delivery of cash, Units, or other consideration (including, where permitted by law and the Committee, vested Awards) having a Fair Market Value on the exercise date equal to the total Option price, or by any combination of cash, Units, and other consideration as specified in the applicable Award Agreement.

6.7

No Deferral Feature.    No Option shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of gain until the later of the exercise or disposition of the Option or the time the Units acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in Treasury Regulation Section 1.83-3(b)).

ARTICLE VII

UNIT APPRECIATION RIGHTS

7.1

In General.    The Committee may grant a Participant Unit Appreciation Rights, which permit the Participant to receive, upon exercise, the excess of the Fair Market Value on the date of exercise over the exercise price for the number of Units underlying the Unit Appreciation Right exercised. For purposes of the Plan, a grant shall be considered to have been made when the Committee has fixed, for each Unit Appreciation Right, the identity of the Eligible Employee, the maximum number of Units, and the minimum exercise price; provided that there is no unreasonable delay in giving notice of the grant to the Participant. Unit Appreciation Rights may be granted to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Article VI.

Any Unit Appreciation Right granted under the Plan shall be evidenced by a written Award Agreement in such form as the Committee may from time to time approve. The provisions of Unit Appreciation Rights need not be the same with respect to each recipient. Any such Unit Appreciation Right shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

7.2

Unit Appreciation Rights Related to Options.    Any Unit Appreciation Right related to an Option shall be granted at the same time the Option is granted and shall terminate and no longer be exercisable upon the termination or exercise of the related Option; provided that a Unit Appreciation Right granted with respect to less than the full number of Units covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Units not covered by the Unit Appreciation Right. Any Option related to any Unit Appreciation Right shall no longer be exercisable to the extent the related Unit Appreciation Right has been exercised.

7.3	Exercise Price. The exercise price per Unit subject to a Unit Appreciation Right shall never be less than the Fair Market Value of the Unit on the date of grant.

7.4	Number of Unit Appreciation Rights. The number of Units subject to a Unit Appreciation Right shall be fixed on or before the date of grant.

7.5	Term. The term of each Unit Appreciation Right shall be fixed on the date of grant.

7.6

Exercisability.    Unit Appreciation Rights shall be exercisable at such time or times as determined by the Committee at or subsequent to grant; provided that any extension of a Unit Appreciation Right shall result in exercise no later than the earlier of the latest date upon which the Unit Appreciation Right would have expired by its original terms or the ten (10) year anniversary of the date of grant.

7.7

Compensation Upon Exercise.    The compensation payable upon exercise of a Unit Appreciation Right shall not be greater than the excess of the Fair Market Value of a Unit on the date of exercise over the Fair

Market Value of a Unit on the date of grant times the number of Units underlying the Unit Appreciation Right exercised. Any payment by the Company in respect of such right may be made in a lump sum in cash, Units, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine within thirty (30) calendar days of exercise; provided that if such thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall have no right to designate the calendar year of payment.

7.8

No Deferral Feature.    No Unit Appreciation Right shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of income until the exercise of the Unit Appreciation Right.

ARTICLE VIII

RESTRICTED UNIT AWARDS

8.1

In General.    Restricted Unit Awards granted under the Plan shall be evidenced by a written Award Agreement in such form as the Committee may from time to time approve. The provisions of Restricted Unit Awards need not be the same with respect to each recipient. Restricted Unit Awards may be issued to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.

8.2

Registration During Restriction.    Restricted Units may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a Unit certificate or certificates. In the event any Unit certificate is issued in respect of Restricted Units awarded under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

8.3

Forfeiture.    Except as otherwise determined by the Committee at the time of grant, upon a Participant’s termination of employment for any reason during the restriction period, all Restricted Units still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that in the event of a Participant’s Retirement, permanent disability, death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Units.

8.4	Delivery of Units. Units shall be delivered to the Participant promptly after the expiration of the restriction period.

ARTICLE IX

PERFORMANCE AWARDS

9.1

In General.    Performance Awards granted under the Plan shall be evidenced by a written Award Agreement in such form as the Committee may from time to time approve. The performance criteria to be achieved during any Performance Period, Performance Period (which may relate to one or more fiscal years, or a portion thereof, of the Company or an Affiliate), and the time and form of payment of Performance Awards shall be determined and specified by the Committee upon the grant of each Performance Award. Performance Awards may be granted to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.

9.2

Determination of Award.    Determination of the performance levels achieved for each Performance Period and the amount of the Performance Award to be distributed to a Participant shall be conclusively determined by the Committee.

9.3

Payment of Awards.    Payment to a Participant who remains employed with Cedar Fair through the end of the applicable Performance Period shall be made in accordance with this Section 9.3. Performance Awards may be paid in cash, Units, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Subject to Section 9.6 and the terms of the Award Agreement at the date of grant, Performance Awards shall be paid in a lump sum on or before the last day of the 2-1/2 month period following the end of the employing entity’s fiscal year that coincides with or immediately follows the end of the Performance Period. Under the terms of an Award Agreement, the Committee may, as an alternative to a lump sum, specify at the time of grant that a Performance Award will be paid in a specific number of annual or quarterly installment payments to begin at a specified date; provided that Section 9.6 shall apply to Specified Employees.

9.4

Death.    Subject to the terms of the Award Agreement at the date of grant, payment to a Participant who dies during employment with the Company or an Affiliate shall be prorated and made after the end of the Performance Period as provided in Section 9.3; provided that no six-month delay shall apply even if the deceased Participant was a Specified Employee.

9.5

Retirement.    Subject to Section 9.6 and the terms of the Award Agreement at the date of grant, payment to a Participant upon Retirement from the Company or an Affiliate shall be prorated and made after the end of the Performance Period as provided in Section 9.3.

9.6

Payment to Specified Employees.    Notwithstanding anything to the contrary in Section 9.3, Performance Awards payable upon a Separation from Service (including Retirement) of a Specified Employee during the six-month period following such Separation from Service, to the extent such Awards constitute “nonqualified deferred compensation” within the meaning of Section 409A, shall not be paid or issued until:

(a)

If payable in a lump sum, the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service; provided that if such thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall have no right to designate the calendar year of payment.

(b)

If payable in annual installment payments, the installment for the first year shall be made in the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service; (provided that if such thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall have no right to designate the calendar year of payment), and all subsequent installments shall be made within the thirty- (30-)day period commencing with the first day of each subsequent anniversary of the Participant’s Separation from Service (provided that if such thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall have no right to designate the calendar year of payment). Each annual installment shall be calculated by multiplying the remaining Performance Award (plus deemed earnings, if any) as of the end of the month immediately preceding the month of payment by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual installments to be paid.

9.7	No Acceleration. Except as permitted under Section 409A, no acceleration of the time and form of payment of a Performance Award shall be permitted.

9.8

Forfeitures.    Except as determined by the Committee at the time of grant, a Participant who, before the end of the relevant Performance Period, incurs a Separation from Service for any reason other than death or Retirement, shall forfeit any unpaid Performance Award.

ARTICLE X

OTHER UNIT AWARDS

10.1

In General.    Other Unit Awards may be granted to Participants, either alone or in addition to other Awards granted under the Plan. Other Unit Awards granted under the Plan shall be evidenced by a written Award Agreement in such form as the Committee may from time to time approve. The provisions of Other Unit Awards need not be the same with respect to each recipient.

10.2

Terms And Conditions.    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Persons to whom and the time or times at which such Awards shall be made, the number of Units to be granted pursuant to such Awards, and all other conditions of the Awards; provided that the time and form of payment (e.g., lump sum or installments over a fixed number of years beginning on a specified date) shall be specified at the time the Other Unit Award is granted. Other Unit Awards payable upon a Separation from Service (including Retirement) of a Specified Employee during the six-month period following such Separation from Service, to the extent they constitute “nonqualified deferred compensation” within the meaning of Section 409A, shall not be paid or issued until the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service; provided that if such thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall have no right to designate the calendar year of payment. Units (including securities convertible into Units) granted under this Article X may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Units (including securities convertible into Units) purchased pursuant to a purchase right awarded under this Article X shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Units or other securities as of the date such purchase right is awarded. Other Unit Awards may be paid in Units, other securities of the Company, cash, or any other form of property as the Committee shall determine.

10.3	No Acceleration. Except as permitted under Section 409A, no acceleration of the time and form of payment of an Other Unit Award shall be permitted.

ARTICLE XI

CASH INCENTIVE AWARDS

11.1

In General.    Cash Incentive Awards may be payable to Participants based upon a Participant’s base salary, a target award percentage, and performance measures to be assessed during a Performance Period, as determined by the Committee in its discretion. The performance measures and the Performance Period shall be established by the Committee in writing before the beginning of the Performance Period. A Participant shall have no right to a Cash Incentive Award until it is actually paid.

11.2

Award Target.    Target award percentages shall range from ten percent (10%) to one hundred percent (100%) of base salary, but shall be subject to discretionary adjustment as provided in Section 11.6. A Participant’s base salary multiplied by the target award percentage is referred to as the Award Target.

11.3

Performance Measures.    The Committee shall establish reasonable performance measures, with such multiple levels of performance and such relative weights as the Committee may determine and which may or may not be readily quantifiable, for the Performance Period for each Participant in the Plan. Performance measures for a Participant may be the same as, or different from, the performance measures established by the Committee for other Participants and may include individual performance measures that are specific to that Participant and/or performance measures determined on a Company, Affiliate, business unit, management function, or other basis, in such combination as the Committee determines to be reasonable under the circumstances.

11.4	Performance Period. A Performance Period may be equal to, more than, or less than a full fiscal year of the Company or an Affiliate, but in no event less than one fiscal quarter.

11.5

Determination of Award.    A Participant’s Cash Incentive Award will be determined by the extent to which the Participant’s individual performance measures, if any, are judged to be achieved for the applicable Performance Period by the Committee, as adjusted to reflect the relative weights determined by the Committee for the respective performance measures for the Company, Affiliate, business unit, management function, or other basis. In its discretion based on factors it deems relevant, the Committee may adjust a Participant’s Cash Incentive Award for a Performance Period up or down from the payout the Participant would otherwise receive based solely on achievement of performance measures, but, except as provided in Section 11.6, in no event may any upward adjustment result in a Cash Incentive Award in excess of the Award Target. No Cash Incentive Award shall be payable under the Plan to a Participant if none of the Participant’s performance measures for the applicable Performance Period are met.

11.6

Award Adjustments.    Notwithstanding Section 11.5, if the performance measures applicable to a Participant for the applicable Performance Period are achieved at a level greater than that which, subject to the Committee’s discretion in adjusting Cash Incentive Awards as provided in Section 11.5, would permit the Participant to receive a Cash Incentive Award at the Award Target, the Committee, in its discretion based on factors it deems relevant, may increase the Participant’s Cash Incentive Award for the applicable Performance Period to an amount not in excess of one hundred fifty percent (150%) of the Award Target.

In its sole discretion, the Committee may, but is not required to, make an adjustment pursuant to this Section 11.6 in a Participant’s Cash Incentive Award to take into account:

(a)	Acquisitions and investments closed or completed during the applicable Performance Period that were not already taken into account in the Participant’s Cash Incentive Award for such period;

(b)	The effect of any major change in accounting principles during the applicable Performance Period; and/or

(c)	The effect of any major reorganization within the Company or any Affiliate during the applicable Performance Period.

11.7

Limitation on Awards.    Notwithstanding any other provision of this Article XI, the aggregate amount of all Cash Incentive Awards paid for an applicable Performance Period shall not exceed the limits, if any, imposed on the payment of cash bonuses under the Company’s Fifth Amended and Restated Agreement of Limited Partnership, as heretofore or hereafter amended or restated.

11.8

Payment of Cash Incentive Award.    Except as otherwise provided in Sections 11.9, 11.10, 11.11, and 11.12, a Cash Incentive Award for a particular Performance Period shall be paid in a lump sum at the following time:

(a)

If the Performance Period consists of one fiscal quarter that is the first, second, or third fiscal quarter but not the fourth fiscal quarter, the payment date shall be a date within the first 2- 1/2 months immediately following the end of such fiscal quarter;

(b)	If the Performance Period consists of one fiscal quarter that is the fourth fiscal quarter, the payment date shall be a date within the first 2- 1/2 months of the immediately following fiscal year;

(c)

If the Performance Period consists of two or three consecutive fiscal quarters that include the first, second, or third fiscal quarters but not the fourth fiscal quarter, the payment date shall be a date within the first 2- 1/2 months that immediately following the end of the Performance Period;

(d)

If the Performance Period consists of two or three consecutive fiscal quarters that end with the fourth fiscal quarter, the payment date shall be a date within the first 2- 1/2 months of the immediately following fiscal year;

(e)

If the Performance Period consists of a fiscal year, the payment date shall be a date on or before the end of the 2- 1/2 month period following the end of the employing entity’s fiscal year that coincides with or immediately follows the end of the applicable Performance Period;

(f)

If the Performance Period consists of more than one fiscal year, the payment date shall be the applicable date based upon the final quarter of the Performance Period as provided in (a) through (e) above.

No Further Deferral; No Acceleration. In no event shall any payment be made in a fiscal year later than the fiscal year as provided in this Section 11.8(a) through (f). In no event shall any payment that is “nonqualified deferred compensation” be accelerated except in compliance with Section 409A.

11.9	Retirement. If a Participant Retires before the end of a Performance Period, his Cash Incentive Award shall be prorated; provided that:

(a)	Payment is made no earlier than in the normal course in accordance with Section 11.8; and

(b)

In the event a Participant is a Specified Employee at the time he Retires, to the extent that payment would constitute “nonqualified deferred compensation” within the meaning of Section 409A, any Cash Incentive Award payable during the six-month period following such Retirement shall be paid at the later of:

(i)

The thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Retirement; provided that if such thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall not have the right to designate the taxable year of payment; or

(ii)	The time specified in accordance with Section 11.8.

11.10

Death.    If a Participant dies during employment with Cedar Fair, his Cash Incentive Award shall be prorated and paid within ninety (90) days following the Participant’s death; provided that where the ninety- (90-) day period begins in one calendar year and ends in another calendar year, neither the estate nor any beneficiary of the Participant shall have a right to designate the taxable year of payment.

11.11	Forfeitures.

(a)	Separation from Service. Except as provided in Sections 11.9 (Retirement) and 11.10 (Death), Participants who incur a Separation from Service shall forfeit their entire Cash Incentive Award, unless:

(i)

The Committee determines irrevocably prior to the applicable fiscal year that contains the first quarter of a Performance Period that payments will be prorated and paid in accordance with Section 11.8 upon Separation from Service for any reason; or

(ii)	The Committee determines that the Cash Incentive Award for a particular Performance Period will not constitute nonqualified deferred compensation within the meaning of Section 409A.

(b)

Competition; Confidentiality.    A Participant shall forfeit any unpaid Cash Incentive Award, as well as any unpaid awards deferred under Schedule A, if the Committee determines that the Participant, without the prior written consent of the Company, has engaged in any of the following activities:

(i)	Rendering services to an organization, or engaging in a business, that is, in the sole judgment of the Committee, in competition with the Company or any Affiliate, or

(ii)

Disclosing to anyone outside of the Company or any Affiliate, or using for any purpose other than the Company’s or an Affiliate’s business, any material confidential information or material relating to the Company or any Affiliate, whether acquired by the Participant during or after employment with the Company and/or any Affiliate.

The Committee may, in its discretion and as a condition to the payment of a Cash Incentive Award, require a Participant to acknowledge in writing that he has not engaged in any activities referred to in this Section 11.11(b).

11.12	Deferral. The Committee may permit Participants to defer the payment of some or all of their Cash Incentive Awards in accordance with the requirements of Schedule A of the Plan.

ARTICLE XII

LONG-TERM INCENTIVE AWARDS

12.1

In General.    Long-Term Incentive Awards may be granted to the Chief Executive Officer of Cedar Fair and/or CFMI (“CEO”) and General Managers and Corporate Vice Presidents of Cedar Fair and/or CFMI who report directly to the CEO, and/or such Eligible Persons as designated by the Committee. Participants may vary for each Performance Period. The Performance Period shall be determined by the Committee and shall be equal to at least a consecutive twelve (12) month period that relates to the fiscal year of the Company or an Affiliate.

12.2

Target Awards.    Target Long-Term Incentive Awards will be determined by the Committee for each Participant no later than ninety (90) days after the commencement of the Performance Period. Target Long-Term Incentive Awards will be converted to a base number of Phantom Units based on the Fair Market Value of Units on the day the Board determines the target.

(a)

For General Managers, the target will be the same operating profit budget numbers used in the performance measures, with a seventy-five percent (75%) weight given to the specific park’s results and twenty-five percent (25%) to consolidated totals for the Company.

(b)

For the CEO and Corporate Vice Presidents, the target will be budgeted “cash available for distributions,” determined by the formula of operating profits (less cash interest), cash taxes, and capital expenditures made for the applicable Performance Period, but excluding non-cash charges such as options and asset retirements.

(c)	For other Eligible Person, the target will be as determined by the Committee.

12.3

Determination of Awards.    Each Performance Period’s Long-Term Incentive Awards will be computed as of the end of the Performance Period as a percentage of the base number of Phantom Units for each Participant, based on actual results achieved compared to the approved target for that Performance Period. Long-Term Incentive Awards will be computed as of the end of the Performance Period on the following scale:

% of Target Achieved	% of Award Earned
Less than 80%	None
80%	10%
85%	25%
90%	50%
95%	75%
100%	90%
105%	100%
110%	110%
Each % over 110%	+2%

In its discretion, based on factors it establishes as relevant, the Committee may adjust a Participant’s Long-Term Incentive Award for a Performance Period up or down from the payout the Participant would receive based solely on achievement of performance measures, but, except as provided in the last sentence of this paragraph, in no event may any upward adjustment result in a Long-Term Incentive Award in excess of the approved target for that Performance Period. No Long-Term Incentive Award shall be payable under the Plan to a Participant if none of the Participant’s performance measures for the applicable Performance Period are met. If the percentage of target applicable to a Participant for the applicable Performance Period is achieved at a level greater than that which, subject to the Committee’s discretion, would permit the Participant to receive a Long-Term Incentive Award at the target percentage, the Committee, in its discretion based on factors it establishes as relevant, may increase the Participant’s Long-Term Incentive Award for the applicable Performance Period to an amount not in excess of one hundred fifty percent (150%) of the target.

12.4

Payment of Awards.     All Long-Term Incentive Awards earned in a given Performance Period, plus accumulated phantom distributions on the Phantom Units from the date the target Long-Term Incentive Awards were approved until paid, will be payable in cash or Units (or a combination of cash and Units), as determined by the Committee in two annual installments. The first installment shall equal one-half ( 1/2) of the Units awarded, plus one-half ( 1/2) of the phantom distributions on the Phantom Units accumulated to the time of distribution and shall be paid within 2- 1/2 months after the end of the third (3rd) fiscal year of the employing entity after the end of the Performance Period; provided that the employing entity may make such payment prior to the end of such third fiscal year if the payment is made in the same calendar year as it would otherwise have been made. The second installment shall equal the remaining Units awarded, plus the remaining phantom distributions on the Phantom Units accumulated to the time of distribution and shall be paid within 2- 1/2 months after the end of the fourth (4th) fiscal year of the employing entity after the end of the Performance Period; provided that the employing entity may make such payment prior to the end of such fourth fiscal year if the payment is made in the same calendar year as it would otherwise have been made. Termination of employment prior to any payment will result in forfeiture of unpaid amounts, except as provided in Section 12.5. No acceleration of the time, or change of the form, of payment shall be made except in accordance with Section 409A.

12.5	Death, Disability, Retirement.

(a)

Death or Disability.     Notwithstanding Section 12.4, Long-Term Incentive Awards for a given Performance Period, as well as any unpaid Long-Term Incentive Awards from prior Performance Periods, shall be paid in a lump sum cash payment within ninety (90) days following the earlier of the Participant’s death or Disability during employment; provided that if the ninety- (90-) day period begins in one calendar year and ends in another, neither the Participant nor any beneficiary of a Participant shall have the right to designate the calendar year of payment.

(b)

Retirement.     Notwithstanding Section 12.4, payment of a Long-Term Incentive Award to a Participant upon Retirement from the Company or an Affiliate shall be shall be prorated and paid within ninety (90) days following the end of the Performance Period and unpaid Long-Term Incentive Awards from prior Performance Periods shall be paid will be paid within ninety (90) days of a Participant’s Retirement; provided that if a Participant is a Specified Employee at the time he Retires, to the extent that a Long-Term Incentive Award or any unpaid Long-Term Incentive Award from a prior Performance Period would constitute “nonqualified deferred compensation” within the meaning of Section 409A payable within the six-month period following the Specified Employee’s Retirement, it shall not be paid until the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Retirement; provided that if such thirty (30-) day period begins in one calendar year and ends in another, the Participant shall not have the right to designate the taxable year of payment.

ARTICLE XIII

CHANGE IN CONTROL PROVISIONS

13.1

Impact of Event.     Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

(a)

Any Options and Unit Appreciation Rights that are outstanding as of the date such Change in Control occurs and that are not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(b)

The restrictions and limitations applicable to any Restricted Unit shall lapse, and such Restricted Unit shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant.

(c)

All Performance Awards shall be considered to be earned and payable in full, and any other restriction shall lapse, and such Performance Awards shall be immediately settled or distributed in a lump sum within thirty (30) days following the Change in Control; provided that if the thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the taxable year of payment.

(d)

The restrictions, limitations, and other conditions applicable to any Other Unit Awards shall lapse, and such Other Unit Awards shall become free of all restrictions, limitations, or conditions and become fully vested and transferable to the full extent of the original grant. Such Awards shall be issued, settled, or distributed (as applicable) in a lump sum within thirty (30) days following the Change in Control; provided that if the thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the taxable year of payment.

(e)

All Cash Incentive Awards will be deemed to have been earned as if the target achieved were one hundred percent (100%). Any Cash Incentive Award shall be paid to all Participants who were employed on the effective date of the Change in Control in a lump sum within thirty (30) days following the Change in Control; provided that if the thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the taxable year of payment.

(f)

All Long-Term Incentive Awards will be deemed to have been earned as if the target achieved were one hundred percent (100%). All such Awards, including any unpaid Awards from prior years, shall be paid in a lump sum cash payment within thirty (30) days following the Change in Control; provided that if the thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the taxable year of payment.

13.2

Change In Control Cash-Out.     Notwithstanding any other provision of the Plan, a Participant holding an Option shall have the right (whether or not the Option is fully exercisable and in lieu of the payment of the purchase price for the Units being purchased under the Option, during the sixty- (60-) day period from and after a Change in Control (the “Exercise Period”), by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within thirty (30) days of such notice, in an amount equal to the amount by which the Fair Market Value per Unit on the date of such election shall exceed the Option price (the “Spread”) multiplied by the number of Units under the Option being exercised (cashed out).

ARTICLE XIV

AMENDMENTS AND TERMINATION

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent. The Committee may amend the terms of any Award, prospectively or retroactively; provided that no such amendment shall impair the rights of a Participant, if any, without his consent and provided further that the Committee shall consider the impact of such amendment under Section 409A. Termination of the Plan shall not affect the Committee’s ability to exercise powers granted to it with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE XV

GENERAL PROVISIONS

15.1

Nontransferability.     Unless the Committee determines otherwise at the time the Award is granted (taking into consideration the impact of the Code, including without limitation Code Section 83 and Section 409A), no Award and no Units that have not been issued or as to which any applicable restriction, performance, or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. An Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

15.2

Term of Award.     The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee at the time of grant in accordance with the terms of the Plan.

15.3

No Right to Grant; No Uniformity.     No Eligible Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons under the Plan.

15.4

Award Agreement.     An Eligible Person shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an Award Agreement and delivered a fully executed copy thereof to the Company and otherwise complied with the applicable terms and conditions.

15.5	Adjustments to Awards. The Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations, or accounting principles. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate; provided that the Committee considers the impact of such adjustments under Section 409A.

15.6

Competition.     The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.

15.7

Delivery of Units.     All certificates for Units delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Units are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.8

Deferral Procedures.     The Committee shall be authorized to establish procedures, as provided in Schedule A hereto, pursuant to which the payment of any Award other than an Option or a Unit Appreciation Right may be deferred.

15.9

Earnings on Awards.     Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) other than an Option or a Unit Appreciation Right may, if so determined by the Committee at the time of grant, be entitled to receive, currently or on a deferred basis, interest or distributions, or interest or distribution equivalents, with respect to the number of Units covered by the Award, as determined by the Committee, in its sole discretion (“Distribution Equivalents”), and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Units or otherwise reinvested.

15.10

Payment for Award.     Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration more than the rendering of services.

15.11

Taxes.     The Company shall be authorized to report income with respect to an Award and to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain, Units.

15.12

Other Arrangements.     Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to unitholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.13

Applicable Law.     The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

15.14

Severability.     If any provision of this Plan is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

15.15

Application of Foreign Law.     Awards may be granted to Eligible Persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy; provided that such terms and conditions shall be set forth in writing as an appendix to the Plan. The Committee also may impose conditions at the time of grant on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Eligible Persons on assignments outside their home country.

15.16

Section 409A.     To the extent applicable, the Company intends that this Plan comply with Section 409A, and this Plan shall be construed in a manner to comply with Section 409A. Should any provision be found not in compliance with Section 409A, the Participants shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to this Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event a Participant is a Specified Employee, and payments that are nonqualified deferred compensation cannot commence until the lapse of six (6) months after a Separation from Service, then any such payments shall be made within the period of time provided in the Plan specifically applicable to the type of Award.

15.17

Unitholder Approval.     The Company shall obtain Unitholder approval of the Plan and any Plan amendment to the extent necessary or desirable to comply with applicable laws. Such unitholder approval shall be obtained in the manner and to the extent required under applicable laws.

15.18

No Right to Continued Employment.     Neither the Plan, the grant of an Award, nor any other action related to the Plan shall confer upon any individual any right to continue in the service of Company or an Affiliate as an employee or director affect in any way with the right of the Company or an Affiliate to terminate an individual’s employment or service at any time.

15.19

Unfunded Plan.     The Plan shall be unfunded, and the Company, its Affiliates, and CFMI shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company, any Affiliate, or CFMI and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds, or property of the Company, any Affiliate, or CFMI, including, without limitation, any specific funds, assets, or other property which the Company, any Affiliate, or CFMI in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to Units or other amounts, if any, payable under the Plan, unsecured by any assets of the Company, any Affiliate, or CFMI. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any amounts to any person.

15.20

Beneficiary Designation.     The Committee may permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement or payment of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Committee determines otherwise. The Committee shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.

15.21

Gender and Number.     Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

15.22

Rules of Construction.     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

15.23	Successors and Assigns. The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators, permitted transferees, and beneficiaries.

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SCHEDULE A

TO THE

CEDAR FAIR, L.P. 2008 OMNIBUS INCENTIVE PLAN

If the Committee so determines in compliance with Section 409A, Participants may elect to defer Awards pursuant to this Schedule A. Notwithstanding any other provision of this Schedule A or the Plan, compensation upon the exercise of an Option or a Unit Appreciation Right cannot be deferred.

A.1    Definitions

(a)      “Performance-Based Compensation” shall mean compensation, the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a Performance Period of at least twelve (12) consecutive months. Performance criteria shall be established in writing not later than ninety (90) days after the commencement of the period of service to which the criteria relate; provided that the outcome is substantially uncertain at the time the criteria are established. Compensation shall not be Performance-Based Compensation if any amount or portion will be paid regardless of performance or if the outcome is based upon a level of performance that is substantially certain to be met at the time the criteria are established.

A.2    Deferral Elections

A Participant’s election to defer shall be made pursuant to a written or electronic form and shall specify the percentage of Award being deferred in accordance with Section A.4 and the time and form of payment in accordance with Section A.6. The deferral election, including the election of the time and form of payment, shall be irrevocable as of the dates specified in Section A.3. Pursuant to Section A.6, a Participant may make a subsequent election to delay payment and change the form of payment of a deferral.

A.3    Timing of Deferral Elections

(a)      Award That Is Not Performance-Based Compensation.      In the case of an Award that is not Performance-Based Compensation, a Participant may, not later than the December 31 immediately preceding the calendar year in which the service period for the Award begins, elect to defer all or a portion of the Award. Such election shall be irrevocable as of the end of each December 31 with respect to an Award payable for services to be performed in the immediately following calendar year (or such longer period related to the Award) for which an election has been made.

(b)      Award That Is Performance-Based Compensation.      In the case of an Award that is Performance-Based Compensation, a Participant may, not later than six (6) months before the end of the Performance Period, elect to defer all or a portion of the Award; provided that:

(i)

The Participant has continuously performed services from the later of the beginning of the Performance Period or the date the performance criteria are established through the date the election is made; and

(ii)	In no event shall such election be made after such compensation has become readily ascertainable.

(c)      First Year of Eligibility.      If a Participant has not previously been eligible to participate in the Plan (taking into consideration eligibility under all other nonqualified account balance plans of the Company and of any Affiliate that are required to be aggregated with the Plan under Section 409A in determining whether such year is in fact the first year of eligibility, as well as the rules of Treasury Regulation Section 1.409A-2(a)(7)(ii)), such Participant may commence participation in the Plan within thirty (30) days of becoming “first eligible.” For purposes of the Plan, an Eligible Employee is “first eligible” to participate in the Plan beginning on the forty-fifth (45th) day after being selected to participate in the Plan and can defer an Award (or potential Award) only after the later of such forty-fifth (45th) day or the date (within the thirty- (30-) day period) that he submits his deferral election form to the Committee.

A.4    Amount of Deferrals

(a)      Participation for Entire Performance Period.      The amount to be deferred shall be irrevocably specified in the Participant’s deferral election form as a percentage of the Award. In the case of participation for the full performance period, the minimum amount that can be deferred from any type of Award shall be ten percent (10%) and the maximum percentage shall be one hundred percent (100%).

(b)      Participation for Less Than Full Performance Period.      If a Participant has participated for less than the full Performance Period and is permitted to make a deferral election under Section A.3(c), the minimum deferral shall be limited and calculated as follows: the total Award for the Performance Period shall be multiplied by the ratio of (A) the number of days remaining in the Performance Period as of the date the Participant submits an election form to the Committee over (B) the total number of days in the Performance Period, and that amount shall be multiplied by the percentage elected pursuant to (a) above.

A.5    Establishment of Accounts.

(a)      Establishment of Accounts.      An account shall be established for each Participant who defers an Award under this Schedule A (“Account”). Deferred Awards attributable to a Participant’s deferral elections shall be allocated to the Participant’s Account at the time that such Award would otherwise have been paid had no election to defer been made.

To facilitate the operation of this Schedule A, the Committee may direct the establishment and maintenance of sub-accounts within a Participant’s Account. Accounts shall continue to be maintained until paid out pursuant to the terms of this Schedule A.

(b)      Deemed Investments.      The Committee, in its discretion, may specify certain investments, including one or more investment options under a qualified plan maintained by the Company or an Affiliate, and may invest amounts deferred under the Plan in such investments (collectively, the “investment options”) at their then current fair market value. The Committee is not obligated to make these or any other particular investment options available or, if made available at any one time, to continue to make them available. All investments shall at all times continue to be a part of the Company’s or Affiliate’s or CFMI’s general assets for all purposes. A Participant will have no rights as a shareholder, including voting rights, with respect to the investment options representing his Account.

If the Committee makes any investment options available to Participants, each Participant may be permitted to direct how his Account is invested among the investment options at the time deferral elections are made. The Committee may also allow Participants to change or reallocate investment options for their Accounts, from time to time. If applicable, the Committee will deem a Participant’s Accounts to be invested in accordance with the Participant’s directions as soon as practicable after the Committee has deemed such amount to have been earned. Any deemed purchases shall be at the then current fair market value.

(c)      Earnings and/or Losses.      At least once each calendar year while a Participant has a credit balance in his Account, the Committee shall credit Accounts with earnings and/or losses, if any, for the period since the last such crediting and determine the value of each Participant’s Account at such time. The earnings and/or losses may either be credited on the basis of the earnings and/or losses allocable to the Participant’s directed portion of the investment options, if any, Units, or a predetermined reasonable interest rate, as specified by the Committee prior to the applicable calendar year. The Committee also reserves the right to adjust the earnings (or losses)

credited to Accounts and to determine the value of Accounts as of any date to reflect the Company’s and/or Affiliate’s and/or CFMI’s tax and other costs of providing the Plan.

A.6     Time and Form of Payment

(a)      Payment.      Any amounts payable under the Plan will be made solely in cash and and/or Units and not in the form of any other property or securities, notwithstanding any investment option hereunder.

(b)      Payment upon Separation from Service

(i)

Participants Who are Not Specified Employees.     A Participant who is not a Specified Employee shall be eligible to receive payment of his Account in one lump-sum payment or in annual installments following his Separation from Service, as specified in his deferral election pursuant to Section A.3. Installments shall be calculated by multiplying the Participant’s Account balance as of the end of the month in which his Separation from Service occurs (and as of the end of the month immediately preceding the month of each subsequent annual installment payment thereafter) by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be paid.

(ii)	Participants Who Are Specified Employees. A Participant who is a Specified Employee shall be eligible to receive payment of his Account:

(1)      In one lump-sum payment as specified in his deferral election pursuant to Section A3; provided that such payment shall not begin earlier than the thirty- (30-) day period commencing with the first day of the seventh month following the month of his Separation from Service; provided further that if such thirty (30-) day period begins in one calendar year and ends in another, the Participant shall not have the right to designate the taxable year of payment; or

(2)      In annual installments as specified in his deferral election pursuant to Section A.3; provided that the first such payment shall not begin earlier than the thirty (30-) day period commencing with on the first day of the seventh month following his Separation from Service. Annual installments shall be calculated by multiplying the Participant’s Account balance as of the end of the month immediately preceding the month of each installment payment by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be paid.

(c)      Specified Time.      In accordance with a Committee-approved form that complies with Section 409A, a Participant may elect to receive payment of his Account in a single-sum payment or in substantially equal installments at a specified time that is nondiscretionary and objectively determinable at the time the deferral is elected.

(d)      Payment upon Death.      If a Participant dies while or before receiving payments of his Account, the Committee shall pay his designated beneficiary or beneficiaries any remaining payments of his Account in one lump-sum payment within ninety (90) days following the Participant’s death; provided that where the ninety- (90-) day period begins in one calendar year and ends in another calendar year, neither the estate nor any beneficiary of the Participant shall have a right to designate the taxable year of payment.

The Committee shall provide Participants with the form for designating a beneficiary or beneficiaries. A Participant may change his beneficiary designation at any time (without the prior consent of any prior beneficiary) by executing a revised beneficiary designation form and delivering it to the Committee before his death. If no beneficiary is designated, or if the designated beneficiary predeceases the Participant or cannot be located, any death benefits shall be paid to the Participant’s estate.

(e)      Payment upon Disability.      If the Committee determines that a Participant has become Disabled before all of his Accounts have been distributed to him, the remaining balance shall be distributed to him in one lump sum within ninety (90) days of the determination by the Committee that the Participant is Disabled; provided that where the ninety- (90-) day period begins in one calendar year and ends in another, the Participant shall not have the right to designate the taxable year of payment.

(f)      Payment upon Change in Control.      Notwithstanding any provision of this Schedule A to the contrary, upon a Change in Control, the Committee shall direct that the Accounts of Participants under the Plan shall be paid to Participants within thirty (30) days following the Change in Control; provided that where the thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall not have the right to designate the taxable year of payment.

(g)      Section 409A Violation.      If this Schedule A fails to meet the requirements of Section 409A with respect to a Participant, the Committee shall distribute the amount required to be included in such Participant’s gross income as a result of such failure within thirty (30) days of the Committee’s determination of such compliance failure; provided that where the thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall not have the right to designate the taxable year of payment.

(h)      Subsequent Elections.      A Participant may, to the extent permitted by the Committee, elect to delay payment or to change the form of payment elected if all the following conditions are met:

(i)	Such election will not take effect until at least twelve (12) months after the date on which the election is made.

(ii)	The payment with respect to which such election is made is deferred for a period of not less than five (5) years from the date such payment would otherwise be made.

(iii)	Any election may not be made less than twelve (12) months prior to the date of the first scheduled payment.

(iv)	The election is completed and signed by the Participant and delivered to, and accepted by, the Committee.

For purposes of this Section A.6(g), an effective election shall be irrevocable twelve (12) months prior to the date of the first scheduled payment and may be changed at any time prior to becoming irrevocable. Installment payments shall be treated as a single payment.

(i)      No Acceleration.      Except as permitted under Section 409A, no acceleration of the time or form of payment of a Participant’s Account shall be permitted.

A.7 Claims Procedures

The following claims procedure shall apply with respect to the Plan:

(a)      Filing of a Claim for Benefits.      If a Participant or beneficiary (the “Claimant”) believes that he is entitled to benefits under the Plan that are not being paid to him, he shall file a written claim therefor with the Committee.

(b)      Notification to Claimant of Decision.      After receipt of a claim by the Committee, the Committee shall notify the Claimant of its decision with regard to the claim. The notice must be provided within 90 days (45 days for a claim based on Disability) after the date that the claim is received by the Committee, unless special circumstances require an extension of the period for processing the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the Claimant, prior to expiration of the initial period, written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. The written notice of the extension shall specify the circumstances which require the extension as well as the date upon which a final decision is expected. In no event is the extended period to exceed 90 days (30 days for a claim based on Disability, with a second extension of 30 days if necessary) after the end of the initial period. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the Claimant, and shall set forth:

(i)	The specific reason or reasons for the denial;

(ii)	Specific reference to pertinent provisions of the Plan on which the denial is based;

(iii)	A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	An explanation of the procedure for review of the denial.

(c)      Procedure for Review.      The Claimant may appeal denial of the claim by filing a written application for review with the Committee. The appeal shall be filed within 60 days (180 days for a claim based on Disability) following receipt by the Claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days (180 days for a claim based on Disability) following the latest date on which such notice could have been timely given. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the Claimant shall be given an opportunity to review pertinent documents and receive copies of them, free of charge, and submit issues and comments in writing.

(d)      Decision on Review.      The decision on review of a claim denied in whole or in part by the Committee shall be made in the following manner:

(i)

Within 60 days (45 days for a claim based on Disability) following receipt by the Committee of the request for review, unless special circumstances require an extension of time, the Committee shall notify the Claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The extension of time will not exceed 60 days (45 days for a claim based on Disability).

(ii)

Any review of a decision involving a claim based upon Disability shall not afford deference to an initial adverse determination and shall not be conducted by an individual(s) who made the adverse determination that is the subject of the appeal, nor the subordinate of such individual(s). If a decision on review of a claim based upon Disability is based upon a medical judgment, a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment will be consulted.

(iii)

With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the Claimant, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

(iv)	The decision of the Committee shall be final and conclusive to the extent allowed by applicable law.

(e)      Action by Authorized Representative of Claimant.      All actions set forth in this Section A.7 to be taken by the Claimant may likewise be taken by a representative of the Claimant duly authorized by him to act in his behalf on such matters. The Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

(f)      Prerequisite to Legal Action.      A Claimant’s compliance with the foregoing claims procedures shall be a mandatory prerequisite to the Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.

*****

CEDAR FAIR, L.P.

To Our Limited Partners:

You are cordially invited to attend the Annual Meeting of Limited Partners to be held at the Partnership’s Knott’s Berry Farm Resort Hotel in Buena Park, California, at 9:00 a.m. (Pacific time) on Thursday, May 15, 2008.

The Notice of Annual Meeting of Limited Partner Unitholders and the Proxy Statement describe the matters to be acted upon at the meeting.

Regardless of the number of units you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to vote over the Internet, by telephone or by marking your choices on the attached proxy card and signing, dating and returning it by mail in the envelope provided. If you decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote personally by ballot.

If you plan to attend the meeting, please mark the box provided on the proxy card.

We look forward to seeing you at the meeting.

RICHARD L. KINZEL

Chairman, President and Chief Executive Officer

¢

CEDAR FAIR, L.P.

PROXY

ANNUAL MEETING OF LIMITED PARTNERS, MAY 15, 2008

This Proxy is Solicited on Behalf of Cedar Fair, L.P.’s General Partner,

Cedar Fair Management, Inc.

The undersigned hereby appoints Richard L. Kinzel and Peter J. Crage and each of them jointly and severally, Proxies, with full power of substitution, to vote as designated on the reverse side, all Limited Partnership Units of Cedar Fair, L.P. held of record by the undersigned on March 17, 2008, at the Annual Meeting of Limited Partners to be held on May 15, 2008, or any adjournment thereof.

THE GENERAL PARTNER RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, FOR THE ADOPTION OF THE 2008 OMNIBUS INCENTIVE PLAN, AND FOR THE PROPOSAL TO CONFIRM THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE LIMITED PARTNERSHIP UNITS REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 AND 3.

(Continued and to be signed on the reverse side)

¢	14475 ¢

ANNUAL MEETING OF LIMITED PARTNERS OF

CEDAR FAIR, L.P.

May 15, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20233000000000001000 6	051508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Class III Directors:					2. Adoption of the 2008 Omnibus Incentive Plan	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O	Darrel D. Anderson		3. Confirmation of appointment of	☐	☐	☐
		O	David L. Paradeau		Deloitte & Touche LLP as our independent registered public accounting firm

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	FOR ALL EXCEPT (See instructions below)				This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all nominees and FOR proposals 2 and 3.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:				—

Please mark this box if you plan to attend the annual meeting in person. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature	Date:	Signature	Date:

¢

Note:    Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF LIMITED PARTNERS OF

CEDAR FAIR, L.P.

May 15, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. - OR -	COMPANY NUMBER
ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20233000000000001000 6	051508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Class III Directors:					2. Adoption of the 2008 Omnibus Incentive Plan	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O	Darrel D. Anderson		3. Confirmation of appointment of	☐	☐	☐
		O	David L. Paradeau		Deloitte & Touche LLP as our independent registered public accounting firm

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	FOR ALL EXCEPT (See instructions below)				This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all nominees and FOR proposals 2 and 3.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:				—

Please mark this box if you plan to attend the annual meeting in person. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature	Date:	Signature	Date:

¢

Note:    Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢